Exhibit 4.15

EATON PERSONAL INVESTMENT PLAN

2010 Restatement

TABLE OF CONTENTS

PREAMBLE

ARTICLE I DEFINITIONS		9

1.1	Plan Definitions	9
1.2	Interpretation	13

ARTICLE II SERVICE		14

2.1	Definitions	14
2.2	Crediting of Hours of Service	14
2.3	Crediting of Continuous Service	14
2.4	Eligibility Service	15
2.5	Vesting Service	15

ARTICLE III ELIGIBILITY		16

3.1	Eligibility	16
3.2	Transfers of Employment	16
3.3	Reemployment	16
3.4	Notification Concerning New Eligible Employees	16
3.5	Effect and Duration	16

ARTICLE IV TAX-DEFERRED CONTRIBUTIONS		17

4.1	Tax-Deferred Contributions	17
4.2	Amount of Tax-Deferred Contributions	17
4.3	Changes in Reduction Authorization	17
4.4	Suspension of Tax-Deferred Contributions	17
4.5	Resumption of Tax-Deferred Contributions	18
4.6	Delivery of Tax-Deferred Contributions	18
4.7	Vesting of Tax-Deferred Contributions	18
4.8	Catch-Up Contributions	18

ARTICLE V AFTER-TAX AND ROLLOVER CONTRIBUTIONS		19

5.1	After-Tax Contributions	19

(i)

5.2	Amount of After-Tax Contributions by Payroll Withholding	19
5.3	Changes in Payroll Withholding Authorization	19
5.4	Suspension of After-Tax Contributions by Payroll Withholding	19
5.5	Resumption of After-Tax Contributions by Payroll Withholding	20
5.6	Rollover Contributions	20
5.7	Delivery of After-Tax Contributions	20
5.8	Vesting of After-Tax Contributions and Rollover Contributions	20
5.9	Overall Limitation on Tax-Deferred Contributions and After-Tax Contributions	20

ARTICLE VI EMPLOYER CONTRIBUTIONS		21

6.1	No Employer Contributions	21

ARTICLE VII LIMITATIONS ON CONTRIBUTIONS		22

7.1	Definitions	22
7.2	Code Section 402(g) Limit	24
7.3	Distribution of Excess Deferrals	25
7.4	Limitation on Tax-Deferred Contributions of Highly Compensated Employees	26
7.5	Determination and Distribution of Excess Tax-Deferred Contributions	27
7.6	Limitation on Certain Contributions, Including After-Tax Contributions of Highly Compensated Employees	28
7.7	Determination and Forfeiture or Distribution of Excess Contributions	29
7.8	Miscellaneous ADP/ACP Testing Provisions	29
7.9	Determination of Income or Loss	30
7.10	Code Section 415 Limitations on Crediting of Contributions and Forfeitures	30
7.11	Coverage Under Other Qualified Defined Contribution Plan	31
7.12	Correction Provision	31
7.13	Scope of Limitations	31

ARTICLE VIII TRUST FUNDS AND SEPARATE ACCOUNTS		32

8.1	General Fund	32
8.2	Investment Funds	32
8.3	Loan Investment Fund	32

(ii)

8.4	Income on Trust	33
8.5	Separate Accounts	33
8.6	Sub-Accounts	33
8.7	Voting of Employer Stock and Procedures Regarding Tender Offers	33

ARTICLE IX LIFE INSURANCE CONTRACTS		34

9.1	No Life Insurance Contracts	34

ARTICLE X DEPOSIT AND INVESTMENT OF CONTRIBUTIONS		35

10.1	Future Contribution Investment Elections	35
10.2	Deposit of Contributions	35
10.3	Fund Transfers	35
10.4	Investment of Employer Contributions	35
10.5	Diversification of Employer Stock	36

ARTICLE XI CREDITING AND VALUING SEPARATE ACCOUNTS		37

11.1	Crediting Separate Accounts	37
11.2	Valuing Separate Accounts	37
11.3	Plan Valuation Procedures	37
11.4	Finality of Determinations	38
11.5	Notification	38

ARTICLE XII LOANS		39

12.1	Application for Loan	39
12.2	Reduction of Account Upon Distribution	39
12.3	Requirements to Prevent a Taxable Distribution	39
12.4	Administration of Loan Investment Fund	40
12.5	Default	40
12.6	Special Rules Applicable to Loans	41
12.7	Loans Granted Prior to Amendment or Upon Plan Merger	41

ARTICLE XIII WITHDRAWALS WHILE EMPLOYED		42

13.1	Withdrawals of After-Tax Contributions	42
13.2	Withdrawals of Rollover Contributions	42
13.3	Withdrawals of Tax-Deferred Contributions	42

(iii)

13.4	Limitations on Withdrawals Other than Hardship Withdrawals	42
13.5	Conditions and Limitations on Hardship Withdrawals	42
13.6	Order of Withdrawal from a Participant's Sub-Accounts	44
13.7	Restrictions on Withdrawal of Certain Transferred Amounts	44
13.8	HEART Act Reservist Withdrawals	44

ARTICLE XIV TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE		45

14.1	Termination of Employment and Settlement Date	45

ARTICLE XV DISTRIBUTIONS		46

15.1	Distributions to Participants	46
15.2	Distributions to Beneficiaries	46
15.3	Cash Outs and Participant Consent	46
15.4	Required Commencement of Distribution	47
15.5	Minimum Distribution Requirements	47
15.6	Reemployment of a Participant	51
15.7	Restrictions on Alienation	51
15.8	Facility of Payment	52
15.9	Unclaimed Accounts	52
15.10	Distribution Pursuant to Qualified Domestic Relations Orders	53
15.11	Default to Discontinue 2009 RMDs	53

ARTICLE XVI FORM OF PAYMENT		54

16.1	Form of Payment	54
16.2	Direct Rollover	54
16.3	Notice Regarding Form of Payment	55
16.4	Distribution in the Form of Employer Stock	55

ARTICLE XVII BENEFICIARIES		56

17.1	Designation of Beneficiary	56
17.2	Spousal Consent Requirements	56

ARTICLE XVIII ADMINISTRATION		57

18.1	Committee	57
18.2	Fiduciary Responsibility	57

(iv)

18.3	Committee Power and Rules	58
18.4	Reliance	58
18.5	Indemnification	58
18.6	Claims Review Procedure	59
18.7	Qualified Domestic Relations Orders	59

ARTICLE XIX AMENDMENT AND TERMINATION		61

19.1	Amendment	61
19.2	Limitation on Amendment	61
19.3	Termination	61
19.4	Reorganization	62
19.5	Withdrawal of an Employer	62

ARTICLE XX ADOPTION BY RELATED COMPANIES		64

20.1	Adoption by Related Companies	64
20.2	Extension of Coverage	64
20.3	Effective Plan Provisions	64

ARTICLE XXI MISCELLANEOUS PROVISIONS		65

21.1	No Commitment as to Employment	65
21.2	Benefits	65
21.3	No Guarantees	65
21.4	Expenses	65
21.5	Precedent	65
21.6	Duty to Furnish Information	65
21.7	Withholding	66
21.8	Merger, Consolidation, or Transfer of Plan Assets	66
21.9	Back Pay Awards	66
21.10	Condition on Employer Contributions	66
21.11	Return of Contributions to an Employer	67
21.12	Validity of Plan	67
21.13	Trust Agreement	67
21.14	Parties Bound	67
21.15	Application of Certain Plan Provisions	67

(v)

21.16	Leased Employees	68
21.17	Transferred Funds	68
21.18	Certain Provisions Not Applicable to Bargaining Units	68
21.19	Uniformed Services	68
21.20	Transfer from Other Qualified Plans	69
21.21	Transfer to Other Qualified Plans	69

ARTICLE XXII EFFECTIVE DATE		70

22.1	General	70
22.2	Legal Compliance Effective Date Provisions	70

(vi)

PREAMBLE

The Eaton Personal Investment Plan (known for periods prior to January 1, 2002, as the “Eaton Corporation 401(k) Savings Plan”) (the “Plan”), originally effective as of July 1, 1996, and presently maintained under an amended and restated document made effective January 1, 2002, as amended, is hereby amended and restated in its entirety effective January 1, 2010, and such other dates as are expressly provided herein. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Section 401(a) of the Code, and includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code. The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Separate Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date.

ARTICLE I

DEFINITIONS

1.1 Plan Definitions

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

The “Administrator” means the Sponsor unless the Sponsor designates another person or persons to act as such.

An “After-Tax Contribution” means any after-tax employee contribution made by a Participant as may be permitted under Article V.

The “Beneficiary” of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

The “Board” means the Board of Directors of the Sponsor.

The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The “Committee” means the Pension Administration Committee appointed by the Board to which various fiduciary and administrative functions have been allocated.

The “Compensation” of a Participant means base compensation plus overtime, shift premiums, local incentives (such as gainsharing), and compensation for time not worked (including vacation, holiday, sick time, bereavement, jury duty, military duty, and time off for union business), excluding, however, any amounts paid in lieu of taking vacation, and any short term disability benefit that is less than 100% of base pay. For purposes of this definition of Compensation, if a Participant has a severance from employment (as defined in Treasury Regulation Section 1.401(k)-1(d)(2)) with an Employer and all Related Companies, Compensation shall not include amounts received by the Participant following such severance from employment except amounts that would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, but only to the extent such amounts (1) would have been includable in Compensation if his employment had continued and (2) are paid before the later of (a) the close of the Plan Year in which the Participant’s severance from employment occurs or (b) within 2  1/2 months of such severance.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $200,000 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as an Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his Compensation will include any differential pay, as defined hereunder, he receives or is entitled to receive from his Employer. For purposes hereof, “differential pay” means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as an Employee.

A “Covered Group” means a group of employees included in a unit of employees covered by a collective bargaining agreement between an Employer and employee representatives (a “bargaining unit”) authorizing participation in the Plan and listed on the Schedule of Covered Groups attached to and made a part of the Plan. At the direction of the Sponsor, a bargaining unit may become a Covered Group under the Plan in connection with the merger of a plan maintained with respect to the bargaining unit into the Plan and the related transfer of funds, as described in Section 21.17.

An “Eligible Employee” means any Employee who has met the eligibility requirements of Article III to have Tax-Deferred Contributions made to the Plan on his behalf.

The “Eligibility Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III or Article VI.

An “Employee” means an employee of an Employer who is a member of a Covered Group.

An “Employer” means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX.

An “Employer Contribution” means the amount, if any, that an Employer contributes to the Plan as may be provided pursuant to Article VI.

“Employer Stock” shall mean shares of equity securities issued by the Sponsor which satisfy the definition of “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA.

The “Employer Stock Fund” means an Investment Fund maintained for the purpose of investing primarily in Employer Stock.

An “Enrollment Date” means the earliest date practicable under the payroll practices used by the Employer and consistently applied to Employees or, if earlier, the first day of the Plan Year, but not later than six months following the date on which the Employee first completes the eligibility requirements.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The “General Fund” means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

A “Highly Compensated Employee” means an Employee or former Employee who is a highly compensated active employee or highly compensated former employee as defined hereunder.

A “highly compensated active employee” includes any Employee who (i) was a five percent owner at any time during the determination year or the look back year or (ii) received compensation from an Employer during the look back year in excess of $80,000 (subject to adjustment as provided in Section 414(q) of the Code).

A “highly compensated former employee” includes any Employee who separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the determination year, performed no services for an Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the date the Employee attains age 55.

The determination of who is a Highly Compensated Employee hereunder, including the determination as to the compensation considered, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder. For purposes of this definition, the following terms have the following meanings:

(a)	The “determination year” means the Plan Year.

(b)	The “look back year” means the 12-month period immediately preceding the determination year.

An “Hour of Service” with respect to a person means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

The “Investment Committee” means the Investment Committee appointed by the Board to which various fiduciary functions relating to the control and management of assets of the Plan have been allocated.

An “Investment Fund” means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

An “Investment Manager” means an investment manager within the meaning of Section 3(38) of ERISA.

The “Normal Retirement Date” of an employee means the date he attains age 65.

A “Participant” means any person who has a Separate Account in the Trust.

The “Plan” means the Eaton Personal Investment Plan, formerly known as the “Eaton Corporation 401(k) Savings Plan,” as from time to time in effect.

A “Plan Year” means the period beginning July 1, 1996 and ending December 31, 1996, and each 12-consecutive-month period thereafter.

A “Related Company” means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Section 414 of the Code.

A “Rollover Contribution” means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

A “Separate Account” means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

The “Settlement Date” of a Participant means the date on which a Participant’s interest under the Plan becomes distributable in accordance with Article XV.

The “Sponsor” means Eaton Corporation, and any successor thereto.

A “Sub-Account” means any of the individual sub-accounts of a Participant’s Separate Account that is maintained as provided in Article VIII.

A “Tax-Deferred Contribution” means the amount contributed to the Plan on a Participant’s behalf by his Employer in accordance with his reduction authorization executed pursuant to Article IV.

The “Trust” means the trust maintained by the Trustee under the Trust Agreement.

The “Trust Agreement” means the agreement entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto.

The “Trustee” means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in Section 405(c)(3) of ERISA, and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A “Trust Fund” means any fund maintained under the Trust by the Trustee.

A “Valuation Date” means each business day of the Plan Year, unless it shall be impracticable, in the sole judgment of the Committee, to obtain valuation on any business day in which event it shall be the next business day for which a valuation may be obtained.

The “Vesting Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided pursuant to Article VI.

1.2 Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II

SERVICE

2.1 Definitions

For purposes of this Article, the following terms have the following meanings:

(a)	The “continuous service” of an employee means the service credited to him in accordance with the provisions of Section 2.3 of the Plan.

(b)	The “employment commencement date” of an employee means the date he first completes an Hour of Service.

(c)	A “maternity/paternity absence” means a person’s absence from employment with an Employer or a Related Company because of the person’s pregnancy, the birth of the person’s child, the placement of a child with the person in connection with the person’s adoption of the child, or the caring for the person’s child immediately following the child’s birth or adoption. A person’s absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

(d)	The “reemployment commencement date” of an employee means the first date following a severance date on which he again completes an Hour of Service.

(e)	The “severance date” of an employee means the earlier of (i) the date on which he retires, dies, or his employment with an Employer and all Related Companies is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with an Employer and all Related Companies for any other reason; provided, however, that if he terminates employment with or is absent from work with an Employer and all Related Companies on account of service with the armed forces of the United States, he shall not incur a severance date if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights.

2.2 Crediting of Hours of Service

A person shall be credited with an Hour of Service for each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer or any Related Company.

2.3 Crediting of Continuous Service

A person shall be credited with continuous service for the aggregate of the periods of time between his employment commencement date or any reemployment commencement date and the severance date that next follows such employment commencement date or reemployment commencement date; provided, however, that an employee who has a reemployment commencement date within the 12-consecutive-month period following the earlier of the first date of his absence or his severance date shall be credited with continuous service for the period between such severance date and reemployment commencement date.

2.4 Eligibility Service

An employee shall be credited with Eligibility Service equal to his continuous service.

2.5 Vesting Service

An employee shall be credited with Vesting Service equal to his continuous service.

ARTICLE III

ELIGIBILITY

3.1 Eligibility

Each Employee who was an Eligible Employee immediately prior to the effective date of this amendment and restatement shall continue to be an Eligible Employee. Each other Employee shall become an Eligible Employee as of the Enrollment Date next following the date on which he has completed any probationary period specified in the applicable collective bargaining agreement.

3.2 Transfers of Employment

If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to elect to have Tax-Deferred Contributions made to the Plan on his behalf or to make After-Tax Contributions to the Plan shall be determined in accordance with Section 3.1.

3.3 Reemployment

If a person who terminated employment with an Employer and all Related Companies is reemployed as an Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to elect to have Tax-Deferred Contributions made to the Plan on his behalf or to make After-Tax Contributions to the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4 Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5 Effect and Duration

Upon becoming an Eligible Employee, an Employee shall be entitled to elect to have Tax-Deferred Contributions made to the Plan on his behalf and to make After-Tax Contributions to the Plan and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to have Tax-Deferred Contributions made to the Plan on his behalf and to make After-Tax Contributions to the Plan only so long as he continues in employment as an Employee.

ARTICLE IV

TAX-DEFERRED CONTRIBUTIONS

4.1 Tax-Deferred Contributions

Effective as of the date he becomes an Eligible Employee or any date thereafter, each Eligible Employee may elect in accordance with rules prescribed by the Administrator to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee’s election shall include his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf and his election as to the investment of his contributions in accordance with Article X. Tax-Deferred Contributions on behalf of an Eligible Employee shall commence with the first payment of Compensation made on or after the date on which his election is effective. In no event shall an Employer deliver Tax-Deferred Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Tax-Deferred Contribution is being made, unless such pre-funding is to accommodate bona fide administrative considerations and is not for the principal purpose of accelerating deductions.

4.2 Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be a whole percentage of his Compensation of not less than one percent nor more than 17 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3 Changes in Reduction Authorization

An Eligible Employee may change the percentage of his future Compensation that his Employer contributes on his behalf as Tax-Deferred Contributions at such time or times during the Plan Year as the Administrator may prescribe by filing an amended reduction authorization with his Employer such number of days prior to the date such change is to become effective as the Administrator shall prescribe. An Eligible Employee who changes his reduction authorization shall be limited to selecting a percentage of his Compensation that is otherwise permitted hereunder. Tax-Deferred Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his amended reduction authorization filed in accordance with this Section commencing with Compensation paid to the Eligible Employee on or after the date such filing is effective, until otherwise altered or terminated in accordance with the Plan.

4.4 Suspension of Tax-Deferred Contributions

An Eligible Employee on whose behalf Tax-Deferred Contributions are being made may have such contributions suspended at any time by giving such number of days advance notice to his Employer as the Administrator shall prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until Tax-Deferred Contributions are resumed as hereinafter set forth.

4.5 Resumption of Tax-Deferred Contributions

An Eligible Employee who has voluntarily suspended his Tax-Deferred Contributions may have such contributions resumed at such time or times during the Plan Year as the Administrator may prescribe, by filing a new reduction authorization with his Employer such number of days prior to the date as of which such contributions are to be resumed as the Administrator shall prescribe.

4.6 Delivery of Tax-Deferred Contributions

As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions attributable to such amounts.

4.7 Vesting of Tax-Deferred Contributions

A Participant’s vested interest in his Tax-Deferred Contributions Sub-Account shall be at all times 100 percent.

4.8 Catch-Up Contributions

All Eligible Employees who have attained age 50 before the close of the Plan Year shall be eligible to make “catch-up contributions” in accordance with, and subject to the limitations of, Code Section 414(v). Such “catch-up contributions” shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of such “catch-up contributions.”

ARTICLE V

AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1 After-Tax Contributions

An Eligible Employee may elect in accordance with rules prescribed by the Administrator to make After-Tax Contributions to the Plan. After-Tax Contributions shall be made by payroll withholding. If the Eligible Employee does not already have an investment election on file with the Administrator, his election to make After-Tax Contributions to the Plan shall include his election as to the investment of his contributions in accordance with Article X. An Eligible Employee’s election to make After-Tax Contributions by payroll withholding may be made effective as of any date occurring on or after the date on which he becomes an Eligible Employee. After-Tax Contributions by payroll withholding shall commence with the first payment of Compensation made on or after the date on which the Eligible Employee’s election is effective.

5.2 Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a whole percentage of his Compensation of not less than one percent nor more than 17 percent.

5.3 Changes in Payroll Withholding Authorization

An Eligible Employee may change the percentage of his future Compensation that he contributes to the Plan as After-Tax Contributions by payroll withholding at such time or times during the Plan Year as the Administrator may prescribe by filing an amended payroll withholding authorization with his Employer such number of days prior to the date such change is to become effective as the Administrator shall prescribe. An Eligible Employee who changes his payroll withholding authorization shall be limited to selecting a percentage of his Compensation that is otherwise permitted under Section 5.2. After-Tax Contributions shall be made pursuant to an Eligible Employee’s amended payroll withholding authorization filed in accordance with this Section commencing with Compensation paid to the Eligible Employee on or after the date such filing is effective, until otherwise altered or terminated in accordance with the Plan.

5.4 Suspension of After-Tax Contributions by Payroll Withholding

An Eligible Employee who is making After-Tax Contributions by payroll withholding may have such contributions suspended at any time by giving such number of days advance notice to his Employer as the Administrator shall prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until After-Tax Contributions are resumed as hereinafter set forth.

5.5 Resumption of After-Tax Contributions by Payroll Withholding

An Eligible Employee who has voluntarily suspended his After-Tax Contributions made by payroll withholding in accordance with Section 5.4 may have such contributions resumed at such time or times during the Plan Year as the Administrator may prescribe by filing a new payroll withholding authorization with his Employer such number of days prior to the date as of which such contributions are to be resumed as the Administrator shall prescribe.

5.6 Rollover Contributions

An Eligible Employee who was a participant in a plan qualified under Section 401 or 403 of the Code and who receives a cash distribution from such plan that he elects either (i) to roll over immediately to a qualified retirement plan or (ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under Section 402(c), Section 403(a)(4), or Section 408(d)(3)(A) of the Code to roll over such distribution to another qualified retirement plan. The Administrator may require an Eligible Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Eligible Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount within 60 days of receipt of the distribution from the plan or from the conduit IRA in the manner prescribed by the Administrator. The Eligible Employee shall also deliver to the Administrator his election as to the investment of his contributions in accordance with Article X.

5.7 Delivery of After-Tax Contributions

As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets or as soon as reasonably practicable after an amount has been delivered to an Employer by an Employee, the Employer shall cause to be delivered to the Trustee in cash the After-Tax Contributions attributable to such amount.

5.8 Vesting of After-Tax Contributions and Rollover Contributions

A Participant’s vested interest in his After-Tax Contributions Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100 percent.

5.9 Overall Limitation on Tax-Deferred Contributions and After-Tax Contributions

Notwithstanding any provision of the Plan to the contrary [other than Section 4.8], a Participant’s rate of Tax-Deferred Contributions and After-Tax Contributions, when aggregated, may not exceed 17 percent of his Compensation.

ARTICLE VI

EMPLOYER CONTRIBUTIONS

6.1 No Employer Contributions

There shall be no Employer Contributions made to the Plan, except and to such extent as may be provided in any applicable Covered Group Addendum. In no event shall an Employer deliver matching contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the matching contribution is being made, unless such pre-funding is to accommodate bona fide administrative considerations and is not for the principal purpose of accelerating deductions.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS

7.1 Definitions

For purposes of this Article, the following terms have the following meanings:

(a)	The “actual deferral percentage” with respect to an Eligible Employee for a particular Plan Year means the ratio of the Tax-Deferred Contributions made on his behalf for the Plan Year to his test compensation for the Plan Year, except that, to the extent permitted by regulations issued under Section 401(k) of the Code, the Sponsor may elect to take into account in computing the numerator of each Eligible Employee’s actual deferral percentage the qualified matching contributions made to the Plan on his behalf for the Plan Year; provided, however, that contributions made on a Participant’s behalf for a Plan Year shall be included in determining his actual deferral percentage for such Plan Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination and treatment of the actual deferral percentage amounts for any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(b)	The “aggregate limit” means the sum of (i) 125 percent of the greater of the average contribution percentage for eligible participants other than Highly Compensated Employees for the Plan Year or the average actual deferral percentage for Eligible Employees other than Highly Compensated Employees for the Plan Year and (ii) the lesser of 200 percent or two plus the lesser of such average contribution percentage or average actual deferral percentage, or, if it would result in a larger aggregate limit, the sum of (iii) 125 percent of the lesser of the average contribution percentage for eligible participants other than Highly Compensated Employees for the Plan Year or the average actual deferral percentage for Eligible Employees other than Highly Compensated Employees for the Plan Year and (iv) the lesser of 200 percent or two plus the greater of such average contribution percentage or average actual deferral percentage.

(c)	The “annual addition” with respect to a Participant for a limitation year means the sum of the Tax-Deferred Contributions, Employer Contributions, and After-Tax Contributions allocated to his Separate Account for the limitation year (including any excess contributions that are distributed pursuant to this Article), the employer contributions, employee contributions, and forfeitures allocated to his accounts for the limitation year under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Sections 415(l)(2) and 419A(d)(2) of the Code allocated to his account for the limitation year.

(d)	The “Code Section 402(g) limit” means the dollar limit imposed by Section 402(g)(1) of the Code or established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code in effect on January 1 of the calendar year in which an Eligible Employee’s taxable year begins.

(e)	The “contribution percentage” with respect to an eligible participant for a particular Plan Year means the ratio of the sum of the matching contributions made to the Plan on his behalf and the After-Tax Contributions made by him for the Plan Year to his test compensation for such Plan Year, except that, to the extent permitted by regulations issued under Section 401(m) of the Code, the Sponsor may elect to take into account in computing the numerator of each eligible participant’s contribution percentage the Tax-Deferred Contributions made to the Plan on his behalf for the Plan Year; provided, however, that any Tax-Deferred Contributions and/or qualified matching contributions that were taken into account in computing the numerator of an eligible participant’s actual deferral percentage may not be taken into account in computing the numerator of his contribution percentage; and provided, further, that contributions made by or on a Participant’s behalf for a Plan Year shall be included in determining his contribution percentage for such Plan Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination and treatment of the contribution percentage amounts for any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(f)	An “elective contribution” means any employer contribution made to a plan maintained by an Employer or any Related Company on behalf of a Participant in lieu of cash compensation pursuant to his written election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, or any plan as described in Section 501(c)(18) of the Code, and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

(g)	An “eligible participant” means any Employee who is eligible to make After-Tax Contributions or to have Tax-Deferred Contributions made on his behalf (if Tax-Deferred Contributions are taken into account in computing contribution percentages) or to participate in the allocation of matching contributions (including qualified matching contributions).

(h)	An “excess deferral” with respect to a Participant means that portion of a Participant’s Tax-Deferred Contributions that when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code, would exceed the Code Section 402(g) limit and is includable in the Participant’s gross income under Section 402(g) of the Code.

(i)	A “limitation year” means the Plan Year.

(j)	A “matching contribution” means any employer contribution allocated to an Eligible Employee’s account under the Plan or any other plan of an Employer or a Related

Company solely on account of elective contributions made on his behalf or employee contributions made by him.

(k)	A “qualified matching contribution” means any matching contribution that is a qualified matching contribution as defined in regulations issued under Section 401(k) of the Code, is nonforfeitable when made, and is distributable only as permitted in regulations issued under Section 401(k) of the Code. In no event shall the portion of any matching contribution designated as a qualified matching contribution hereunder exceed the Eligible Employee’s “QMAC limit” for the Plan Year. The “QMAC limit” applicable to an Eligible Employee means the greatest of (1) 5% of the Eligible Employee’s Compensation, (2) the Eligible Employee’s Tax-Deferred Contributions for the Plan Year, or (3) 2 times the “representative match rate” multiplied by the Eligible Employee’s Tax-Deferred Contributions for the Plan Year. The “representative match rate” means the lowest “match rate” for any Eligible Employee who is not a Highly Compensated Employee for the Plan Year and who is in either (1) a determination group consisting of 1/2 of all Eligible Employees during the Plan Year who are not Highly Compensated Employees for the Plan Year or (2) the group consisting of all Eligible Employees who are employed by an Employer or a Related Company on the last day of the Plan and who are not Highly Compensated Employees for the Plan Year, whichever would provide the greater representative rate. A “match rate” means the Matching Contributions made on behalf of an Eligible Employee for the Plan Year divided by the Eligible Employee’s Tax-Deferred Contributions for the Plan Year; provided, however, that if Matching Contributions are made at different rates for different levels of Compensation, the “match rate” shall be determined assuming Tax-Deferred Contributions equal to 6% of Compensation.

(l)	The “test compensation” of an Eligible Employee for a Plan Year means compensation as defined in Section 414(s) of the Code and regulations issued thereunder, limited, however, to $200,000 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the test compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

7.2 Code Section 402(g) Limit

In no event shall the amount of the Tax-Deferred Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the Code Section 402(g) limit. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his Tax-Deferred Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Tax-Deferred Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the Tax-Deferred Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Tax-Deferred Contributions that, when aggregated with elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in computing the Eligible Employee’s actual deferral percentage for the Plan Year in which the Tax-Deferred Contributions were made, unless the Eligible Employee is a Highly Compensated Employee. If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, matching contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant. Any such forfeited amounts shall be applied against the Employer Contribution obligations for the Plan Year of the Employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer’s Employer Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall for all Plan purposes be applied against the Employer’s Employer Contribution obligations for the following Plan Year.

7.3 Distribution of Excess Deferrals

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant’s taxable year that excess deferrals have been made on his behalf under the Plan for such taxable year, the excess deferrals, plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in computing the Participant’s actual deferral percentage for the Plan Year in which the Tax-Deferred Contributions were made. If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, matching contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant. Any such forfeited amounts shall be applied against the Employer Contribution obligations for the Plan Year of the Employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer’s Employer

Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall for all Plan purposes be applied against the Employer’s Employer Contribution obligations for the following Plan Year.

7.4 Limitation on Tax-Deferred Contributions of Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, the Tax-Deferred Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average actual deferral percentage for such Eligible Employees that exceeds the greater of:

(a)	a percentage that is equal to 125 percent of the average actual deferral percentage for all other Eligible Employees for the Plan Year; or

(b)	a percentage that is not more than 200 percent of the average actual deferral percentage for all other Eligible Employees and that is not more than two percentage points higher than the average actual deferral percentage for all other Eligible Employees for the Plan Year.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Tax-Deferred Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected actual deferral percentages of Highly Compensated Employees by reducing their percentage elections with respect to Tax-Deferred Contributions for any remaining portion of a Plan Year to such smaller percentages that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new Tax-Deferred Contribution election to be effective the first day of the next following Plan Year. In the absence of such an election, the election in effect immediately prior to the suspension or adjustment described above shall be reinstated as of the first day of the next following Plan Year.

In determining the actual deferral percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, elective contributions, qualified nonelective contributions, and qualified matching contributions (to the extent that qualified nonelective contributions and qualified matching contributions are taken into account in computing actual deferral percentages) made to his accounts under any other plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to Treasury Regulation Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(k)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)) shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different than the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, then actual deferral percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Regulation Section 1.401(k)-1(b)(4)(v), an Employer may elect to calculate deferral percentages aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate deferral percentages aggregating bargained and non-bargained plans and/or bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(k).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the qualified matching contributions taken into account in computing actual deferral percentages for any Plan Year.

7.5 Determination and Distribution of Excess Tax-Deferred Contributions

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 7.4 is exceeded in any Plan Year, the Tax-Deferred Contributions made with respect to a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan on his behalf under Section 7.4, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 2  1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Section 4979 of the Code on the Employer maintaining the Plan with respect to such amounts.

The maximum amount permitted to be contributed to the Plan on a Highly Compensated Employee’s behalf under Section 7.4 shall be determined by reducing Tax-Deferred Contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages beginning with the highest of such percentages. The total excess Tax-Deferred Contributions shall then be allocated among Highly Compensated Employees by reducing Tax-Deferred Contributions made on behalf of each Highly Compensated Employee on the basis of the amount of Tax-Deferred Contributions made on behalf of each Highly Compensated Employee, beginning with the highest such amount. The determination of the amount of excess Tax-Deferred Contributions shall be made after application of Section 7.3, if applicable.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, matching contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant. Any such forfeited amounts shall be applied against the Employer Contribution obligations for the Plan Year of the Employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer’s Employer Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the

Employer and shall for all Plan purposes be applied against the Employer’s Employer Contribution obligations for the following Plan Year.

7.6 Limitation on Certain Contributions, Including After-Tax Contributions of Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, the matching contributions and After-Tax Contributions made with respect to a Plan Year by or on behalf of eligible participants who are Highly Compensated Employees may not result in an average contribution percentage for such eligible participants that exceeds the greater of:

(a)	a percentage that is equal to 125 percent of the average contribution percentage for all other eligible participants for the Plan Year; or

(b)	a percentage that is not more than 200 percent of the average contribution percentage for all other eligible participants and that is not more than two percentage points higher than the average contribution percentage for all other eligible participants for the Plan Year.

In determining the contribution percentage for any eligible participant who is a Highly Compensated Employee for the Plan Year, matching contributions, employee contributions, qualified nonelective contributions, and elective contributions (to the extent that qualified nonelective contributions and elective contributions are taken into account in computing contribution percentages) made to his accounts under any other plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to Treasury Regulation Section 1.410(b)-7(c) , as modified by Section 1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(m)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)) shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different than the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If one or more plans of an Employer or a Related Company are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, the contribution percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Regulation Section 1.401(m)-1(b)(4)(v), an Employer may elect to calculate contribution percentages aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate contribution percentages aggregating bargained and non-bargained plans and/or bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(m).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the elective contributions and qualified matching contributions taken into account in computing contribution percentages for any Plan Year.

7.7 Determination and Forfeiture or Distribution of Excess Contributions

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 7.6 is exceeded in any Plan Year, the matching contributions and After-Tax Contributions made by or on behalf of a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan by or on behalf of such Highly Compensated Employee under Section 7.6, plus any income and minus any losses attributable thereto, shall be forfeited, to the extent forfeitable, or distributed to the Participant prior to the end of the next succeeding Plan Year, as hereinafter provided. If such excess amounts are distributed more than 2  1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Section 4979 of the Code on the Employer maintaining the Plan with respect to such amounts.

The amount of the total excess matching and After-Tax Contributions made by or on behalf of Highly Compensated Employees shall be determined by reducing matching contributions and After-Tax Contributions made by or on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages. The total excess contributions shall then be allocated among Highly Compensated Employees on the basis of the amount of matching contributions and After-Tax Contributions made by or on behalf of each Highly Compensated Employee, beginning with the highest such amount, and the distribution or forfeiture requirement of this Section shall be satisfied by reducing contributions made by or on behalf of the Highly Compensated Employee to the extent necessary in the following order:

After-Tax Contributions made by the Highly Compensated Employee that have not been matched, if any, shall be distributed.

Pro rata amounts of After-Tax Contributions made by the Highly Compensated Employee that have been matched, if any, and the matching contributions attributable thereto shall be distributed or forfeited, as appropriate.

Matching contributions attributable to Tax-Deferred Contributions shall be distributed or forfeited, as appropriate.

Any amounts forfeited with respect to a Participant pursuant to this Section shall be treated as a forfeiture under the Plan in accordance with the provisions of Article XIV as of the last day of the month in which the distribution of contributions pursuant to this Section occurs. The amount of excess After-Tax Contributions of a Participant shall in all cases be distributable; the excess matching contributions shall be distributable to the extent the Participant has a vested interest in an Employer Contributions Sub-Account that is attributable to matching contributions, other than qualified matching contributions, and shall otherwise be forfeitable. The determination of the amount of excess matching contributions and After-Tax Contributions shall be made after application of Section 7.3, if applicable, and after application of Section 7.5, if applicable.

7.8 Miscellaneous ADP/ACP Testing Provisions

If the Plan provides that Employees are eligible to make Tax-Deferred Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1) and applies Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations on Tax-Deferred Contributions of Highly Compensated Employees described in Article VII either:

(a)	by comparing the average actual deferral percentage of all Eligible Employees who are Highly Compensated Employees for the Plan Year to the average actual deferral percentage for the Plan Year of those Eligible Employees who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Code Section 410(a)(1); or

(b)	separately with respect to Eligible Employees who have not satisfied the minimum age and service requirements under Code Section 410(a)(1) and Eligible Employees who have satisfied such minimum age and service requirements.

Similarly, if the Plan provides for After-Tax and/or matching contributions, provides that Employees are eligible to make After-Tax and/or matching contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1), and applies Code Section 410(b)(4)(B) in determining whether the portion of the Plan subject to Code Section 401(m) meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations on After-Tax and matching contributions of Highly Compensated Employees described in Article VII either:

(a)	by comparing the average contribution percentage of all eligible participants who are Highly Compensated Employees for the Plan Year to the average contribution percentage for the Plan Year of those eligible participants who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Code Section 410(a)(1); or

(b)	separately with respect to eligible participants who have not satisfied the minimum age and service requirements under Code Section 410(a)(1) and eligible participants who have satisfied such minimum age and service requirements.

7.9 Determination of Income or Loss

The income or loss attributable to excess contributions that are distributed pursuant to this Article shall be determined by multiplying the income or loss for the preceding Plan Year attributable to the Employee’s Sub-Account to which the excess contributions were credited by a fraction, the numerator of which is the excess contributions made to such Sub-Account on the Employee’s behalf for the preceding Plan Year and the denominator of which is (a) the balance of the Sub-Account on the date of distribution of the excess, (b) reduced by the gain attributable to contributions to such Sub-Account for the preceding Plan Year, and (c) increased by the loss attributable to contributions to such Sub-Account for the preceding Plan Year.

7.10 Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the annual addition with respect to a Participant for a limitation year shall in no event exceed the lesser of (i) $40,000 (adjusted as provided in Section 415(d) of the Code; or (ii) 100 percent of the Participant’s compensation, as defined in Section 415(c)(3) of the Code and regulations issued thereunder, for the limitation year. Notwithstanding any other provision of the Plan to the contrary, effective for limitation years beginning on and after July 1, 2007, if a Participant has a severance from employment (as defined in Treasury Regulation Section 1.401(k)-1(d)(2)) with an Employer and all Related Companies, Compensation shall not include amounts received by the Participant following such severance from employment except amounts that would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, but only to the extent such amounts (1) would have been includable in Compensation if his employment had continued and (2) are paid before the later of (a) the close of the Limitation Year in which the Participant’s severance from employment occurs or (b) within 2  1/2 months of such severance. Compensation shall also include amounts that are payments for accrued bona fide sick, vacation or other leave, but only if (1) the Participant would have been able to use such leave if his employment had continued, (2) such amounts would have been includable in Compensation if his employment had continued, and (3) such amounts are paid before the later of (a) the close of the limitation year in which the Participant’s severance from employment occurs or (b) within 2  1/2 months of such severance. Compensation shall also include amounts paid by an Employer to a Participant who is not performing services for an Employer due to qualified military service (within the meaning of Code Section 414(u)(1)), but only to the extent such amounts do not exceed the amounts the Participant would have received if he had continued in employment with an Employer.

7.11 Coverage Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the annual addition to be made under the Plan for the limitation year when combined with the annual addition to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in Section 7.10, the annual addition to be made under the Plan shall be reduced to the extent necessary so that the limitation in Section 7.10 is satisfied.

7.12 Correction Provision

If the annual addition with respect to a Participant in any limitation year beginning on or after July 1, 2007, nevertheless exceeds the amount that may be applied for his benefit under the limitations described in Section 7.10, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance.

7.13 Scope of Limitations

The limitations contained in Sections 7.10, 7.11, and 7.12 shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Section 415(k) of the Code.

ARTICLE VIII

TRUST FUNDS AND SEPARATE ACCOUNTS

8.1 General Fund

The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest. The General Fund may be invested in whole or in part in equity securities issued by an Employer or a Related Company that are publicly traded and are “qualifying employer securities” as defined in Section 407(d)(5) of ERISA.

8.2 Investment Funds

The Sponsor shall determine the number and type of Investment Funds and select the investments for such Investment Funds. The Sponsor shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

The Sponsor may determine to offer an Investment Fund, to be known as the Employer Stock Fund, that is maintained for the purpose of investing primarily in Employer Stock.

The term Investment Fund may include any other investment alternative (such as a “self-managed brokerage account”) agreed to between the Investment Committee and the Trustee. Such investment alternative shall be subject to any rules, procedures and restrictions prescribed by the Committee and/or the Trustee, including, without limitation, fees and expenses (which may be deducted from such other investment alternative and/or Sub-Accounts of a Participant invested in other Investment Funds), minimum amounts of investment in such investment(s), and any requirement that any distribution, withdrawal or loan under the Plan shall be made only from the other Investment Funds. In exercising its authority to establish, modify, and eliminate Investment Funds (other than the Employer Stock Fund) and investment alternatives, the Investment Committee shall act in such manner that it shall be expected that the Plan will offer a broad range of investment alternatives within the meaning of Department of Labor Regulation § 2550.404c-1(b) as in effect from time to time.

8.3 Loan Investment Fund

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant’s name. A Participant’s loan Investment Fund shall be invested in the note reflecting the loan that is executed by the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant’s loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.4 Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.5 Separate Accounts

As of the first date a contribution is made by or on behalf of an Employee, there shall be established a Separate Account in his name reflecting his interest in the Trust. Each Separate Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Separate Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.6 Sub-Accounts

A Participant’s Separate Account shall be divided into individual Sub-Accounts reflecting the portion of the Participant’s Separate Account that is derived from Tax-Deferred Contributions, After-Tax Contributions, Rollover Contributions, or Employer Contributions. Each Sub-Account shall reflect separately contributions allocated to each Trust Fund maintained hereunder and the earnings and losses attributable thereto. The Employer Contributions Sub-Account shall reflect separately that portion of such Sub-Account that is derived from Employer Contributions that may be taken into account to satisfy the limitations on contributions for Highly Compensated Employees contained in Article VII. Such other Sub-Accounts may be established as are necessary or appropriate to reflect a Participant’s interest in the Trust.

8.7 Voting of Employer Stock and Procedures Regarding Tender Offers

All voting rights on shares of Employer Stock held in the Employer Stock Fund shall be exercised by the Trustee only as directed by the Participants acting in their capacity as “Named Fiduciaries” (as defined in Section 402 of ERISA) in accordance with the provisions of the Trust Agreement. All tender or exchange decisions with respect to Employer Stock held in the Employer Stock Fund shall be made only by the Participants acting in their capacity as Named Fiduciaries with respect to the Employer Stock allocated to their accounts in accordance with the provisions of the Trust Agreement.

ARTICLE IX

LIFE INSURANCE CONTRACTS

9.1 No Life Insurance Contracts

There shall be no life insurance contracts purchased under the Plan.

ARTICLE X

DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1 Future Contribution Investment Elections

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which his Tax-Deferred Contributions and After-Tax Contributions and, separately, his Rollover Contributions shall be invested. An Eligible Employee’s investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. An investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he files a change of investment election with the Administrator, in such form as the Administrator shall prescribe. A Participant’s change of investment election may be made once each business day and will be made effective as soon as practicable.

10.2 Deposit of Contributions

All Tax-Deferred Contributions, After-Tax Contributions and Rollover Contributions shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant’s currently effective investment election relating to such contributions; provided, however, that any contributions made to the Plan in qualifying employer securities shall be allocated to the Employer securities Investment Fund established by the Sponsor, pending directions to the Administrator regarding their future investment. If no investment election is on file with the Administrator at the time contributions are to be deposited to a Participant’s Separate Account, shall be deposited in a default fund until an investment election is received.

10.3 Fund Transfers

A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant’s election shall be made in the manner and form prescribed by the Administrator. Subject to any restrictions pertaining to a particular Investment Fund, a Participant’s transfer election may be made once each business day.

10.4 Investment of Employer Contributions

Employer Contributions, if any, provided for under a Covered Group Addendum shall be invested in the same manner as such Participant’s Tax-Deferred Contributions and After-Tax Contributions for the applicable contribution period in accordance with Section 10.1. A Participant may direct that his Employer Contributions Sub-Account balance be transferred between or among the Investment Funds in a manner consistent with the requirements of Section 10.3.

10.5 Diversification of Employer Stock

The provisions of this Section 10.5 shall apply to any investment in the Employer Stock Fund so long as Employer Stock is publicly traded or treated as publicly traded under Code Section 401(a)(35). Notwithstanding any other provision of the Plan to the contrary, a Participant whose Separate Account is invested, in whole or in part, in the Employer Stock Fund shall be permitted to divest such investments and re-invest such amounts in other Investment Funds provided under the Plan. The Plan shall offer at least three Investment Fund options as alternatives to the Employer Stock Fund. Each such alternative Investment Fund shall be diversified and shall have materially different risk and return characteristics. The Committee shall notify each eligible Participant of his diversification rights no later than 30 days prior to the date he is first eligible to divest his investment in the Employer Stock Fund, which shall describe the importance of diversifying the investment of retirement assets. The Plan shall not be treated as meeting the requirements of this Section 10.5 if the Plan imposes any restrictions or conditions on investment in the Employer Stock Fund that do not also apply to investment in the other Investment Funds.

ARTICLE XI

CREDITING AND VALUING SEPARATE ACCOUNTS

11.1 Crediting Separate Accounts

All contributions made under the provisions of the Plan shall be credited to Separate Accounts in the Trust Funds by the Administrator, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2 Valuing Separate Accounts

Separate Accounts in the Trust Funds shall be valued by the Administrator on the Valuation Date, in accordance with procedures established in writing by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3 Plan Valuation Procedures

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Separate Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the “valuation period”) in the following manner:

(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b)	Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)	Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Separate Accounts in the Trust Fund in the ratio of the balance of the portion of such Separate Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Separate Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Separate Accounts in the Trust Fund similarly adjusted, and each Separate Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

11.4 Finality of Determinations

The Administrator shall have exclusive responsibility for determining the balance of each Separate Account maintained hereunder. The Administrator’s determinations thereof shall be conclusive upon all interested parties.

11.5 Notification

Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the balances of his Separate Account and Sub-Accounts as of a Valuation Date during the Plan Year.

ARTICLE XII

LOANS

12.1 Application for Loan

A Participant who is a party in interest may make application to the Administrator for a loan from his Separate Account. Loans shall be made to Participants in accordance with written rules prescribed by the Administrator which are hereby incorporated into and made a part of the Plan.

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of the Participant’s vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding. No loan in excess of 50 percent of the Participant’s vested interest under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents in writing to the charging of his Separate Account for unpaid principal and interest amounts in the event the loan is declared to be in default.

12.2 Reduction of Account Upon Distribution

Notwithstanding any other provision of the Plan, the amount of a Participant’s Separate Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant’s death prior to the commencement of distribution of his Separate Account and less than 100 percent of the Participant’s vested interest in his Separate Account (determined without regard to the preceding sentence) is payable to his surviving spouse, then the balance of the Participant’s vested interest in his Separate Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to the surviving spouse.

12.3 Requirements to Prevent a Taxable Distribution

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

(a)	The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

(b)	The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

(i)	$50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

(ii)	50 percent of the vested portions of the Participant’s Separate Account and his vested interest under all other plans maintained by an Employer or a Related Company.

(c)	The term of any loan to a Participant shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

(d)	Except as otherwise permitted under Treasury Regulation, substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly.

12.4 Administration of Loan Investment Fund

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, on a pro rata basis, to the loan Investment Fund established in the Participant’s name. Any loan approved by the Administrator shall be made to the Participant out of the Participant’s loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Separate Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s currently effective investment election. The balance of the Participant’s loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.5 Default

If a Participant fails to make or cause to be made, any payment required under the terms of the loan within 60 days following the date on which such payment shall become due or there is an outstanding principal balance existing on a loan after the last scheduled repayment date, the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Separate Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

12.6 Special Rules Applicable to Loans

Any loan made hereunder shall be subject to the following rules:

(a)	Minimum Loan Amount: A Participant may not request a loan for less than $1,000.

(b)	Maximum Number of Outstanding Loans: A Participant with an outstanding loan may not apply for another loan until the existing loan is paid in full and may not refinance an existing loan or obtain a second loan for the purpose of paying off the existing loan. The provisions of this paragraph shall not apply to any loans made prior to the effective date of this amendment and restatement.

(c)	Maximum Period for Real Estate Loans: The term of any loan to a Participant that is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant shall be no greater than ten years.

(d)	Pre-Payment Without Penalty: A Participant may pre-pay all or any part of the balance of any loan hereunder prior to the date it is due without penalty.

(e)	Effect of Termination of Employment: Upon a Participant’s termination of employment, a Participant may continue to make monthly loan payments, and the balance of any outstanding loan hereunder shall not become due and owing merely by reason of his termination of employment.

(f)	Repayment by Spousal Beneficiary: If a Participant dies with an outstanding loan and with his surviving spouse as Beneficiary, the Beneficiary may repay the entire loan balance or may make payments with coupons in accordance with procedures established by the Committee.

12.7 Loans Granted Prior to Amendment or Upon Plan Merger

Notwithstanding any other provision of this Article to the contrary, any loan made (i) under the provisions of the Plan as in effect prior to this amendment and restatement or (ii) under the provisions of any plan which is merged into the Plan prior to the merger date, shall remain outstanding until repaid in accordance with its terms or the otherwise applicable Plan provisions.

ARTICLE XIII

WITHDRAWALS WHILE EMPLOYED

13.1 Withdrawals of After-Tax Contributions

A Participant who is employed by an Employer or a Related Company may at any time elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his After-Tax Contributions Sub-Account.

13.2 Withdrawals of Rollover Contributions

A Participant who is employed by an Employer or a Related Company may at any time elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his Rollover Contributions Sub-Account.

13.3 Withdrawals of Tax-Deferred Contributions

A Participant who is employed by an Employer or a Related Company and who has attained age 59-1/2 or who is determined by the Administrator to have incurred a hardship as defined in this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his Tax-Deferred Contributions Sub-Account. The maximum amount that a Participant may withdraw pursuant to this Section because of a hardship is the balance of his Tax-Deferred Contributions Sub-Account, exclusive of any earnings credited to such Sub-Account after December 31, 1988 (or such later date with respect to any plan merged into the Plan as may have been provided pursuant to Federal regulations).

13.4 Limitations on Withdrawals Other than Hardship Withdrawals

Withdrawals made pursuant to this Article, other than hardship withdrawals, shall be subject to the following conditions and limitations:

A Participant must elect a withdrawal with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator shall prescribe.

Withdrawals may generally be made effective as of the day of the week specified by the Sponsor.

Withdrawals shall be made in the form of cash, except that a Participant who has an interest in the Employer Stock Fund may request that the portion of his withdrawal from the Employer Stock Fund be made either in the form of cash or in the form of whole shares of Employer Stock (with any fraction of a share paid in cash).

13.5 Conditions and Limitations on Hardship Withdrawals

A Participant must file a written application for a hardship withdrawal with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator may prescribe. Hardship withdrawals may be made effective as soon as practicable after the

Administrator receives the request. The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a)	expenses previously incurred by or necessary for the Participant, the Participant’s spouse, or any dependent of the Participant (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) to obtain medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit;

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post secondary education for the Participant, or the Participant’s spouse, child, or other dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof;

(d)	payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence;

(e)	payment of funeral or burial expenses for the Participant’s deceased parent, spouse, child, or dependent (as defined in Code Section 152, without regard to subsection (d)(1)(B) thereof); or

(f)	beginning January 1, 2007, expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit).

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company.

The Participant’s Tax-Deferred Contributions and After-Tax Contributions and the Participant’s elective tax-deferred contributions and employee after-tax contributions under all other tax-qualified plans maintained by an Employer or any Related Company shall be suspended for at least six months after his receipt of the withdrawal.

The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. A

Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his Tax-Deferred Contributions are suspended in accordance with this Section. A hardship withdrawal shall be made in the form of cash.

13.6 Order of Withdrawal from a Participant’s Sub-Accounts

Distribution of a withdrawal amount shall be made from a Participant’s Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall, subject to the provisions of this Article permitting distribution in the form of whole shares of Employer Stock, be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

13.7 Restrictions on Withdrawal of Certain Transferred Amounts

In the event any amount is transferred to the Plan from the Eaton Savings Plan, any restrictions on withdrawals under the Eaton Savings Plan with respect to such transferred amounts shall continue to apply under the Plan.

13.8 HEART Act Reservist Withdrawals

Notwithstanding any other provision of the Plan to the contrary, in accordance with procedures established by the Committee and subject to the provisions of this Section 13.8, a Participant who is a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code), who has been on active duty for a period of at least 30 days, may apply for a withdrawal in an amount from his Separate Account that is attributable to Tax-Deferred Contributions. Any distribution made pursuant to this Section 13.8 must be made during the period beginning on the 30th day of active duty and ending on the close of his active duty period. Further, for a period of at least six (6) months after his receipt of the withdrawal, such Participant’s Tax-Deferred Contributions are suspended and the Participant shall be prohibited, under the terms of an otherwise legally enforceable agreement, from making elective contributions to all other plans maintained by the Employer. For this purpose, the phrase “plans maintained by the Employer” means all qualified and nonqualified plans of deferred compensation maintained by the Employer or any Related Company, including a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125 and also includes a stock option, stock purchase, or similar plan maintained by the Employer or any Related Company.

ARTICLE XIV

TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1 Termination of Employment and Settlement Date

A Participant’s Settlement Date shall occur on the date he terminates employment with an Employer and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant’s Settlement Date shall be given by the Administrator to the Trustee.

ARTICLE XV

DISTRIBUTIONS

15.1 Distributions to Participants

A Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Separate Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later. In addition, a Participant who continues in employment with an Employer or a Related Company after his Normal Retirement Date may elect to receive distribution of all or any portion of his Separate Account in the form provided under Article XVI at any time following his Normal Retirement Date.

15.2 Distributions to Beneficiaries

In the event of the death of a Participant prior to the Participant’s required beginning date as determined under clause (b) of the first paragraph of Section 15.4, the complete distribution of his Separate Account shall be made to his Beneficiary within five (5) years after the Participant’s death, in a lump sum or in periodic, partial withdrawals as elected by the Beneficiary by written notice to the Committee; provided, however, that such five (5) year requirement shall not apply if the Beneficiary has been designated in writing by the Participant, and if the distribution method elected by the Beneficiary will result in the complete distribution (in accordance with Treasury Regulation) of the Participant’s Separate Account over a period not extending beyond the life expectancy of such Beneficiary. The distribution shall commence as soon as reasonably practicable following notice by the Beneficiary to the Committee requesting such distribution. If, following the death of the Participant, the Beneficiary has not, within a reasonable time as determined by the Committee, prior to the last day of the year following the year that includes the Participant’s date of death, elected a distribution commencing no later than the last day of the year following the year that includes the Participant’s date of death and a method of distribution that satisfies the distribution requirements described above, distribution shall be made in a lump sum on the last day of the year following the year that includes the Participant’s date of death. In the event of the death of a Participant after the Participant’s required beginning date as determined under clause (b) of the first paragraph of Section 15.4, the Separate Account of such Participant shall be distributed to the Participant’s Beneficiary as described above in this Section 15.2 and in accordance with Treasury Regulation, except that the distribution method shall provide for distribution at least as rapidly as under the method of distribution being made to the Participant as of the date of the Participant’s death. A Beneficiary shall be treated as a Participant for purposes of Section 10.3 and Section 10.4(b).

15.3 Cash Outs and Participant Consent

Notwithstanding any other provision of the Plan to the contrary, if a Participant’s vested interest in his Separate Account does not exceed $5,000, distribution of such vested interest shall be made to the Participant in a single sum cash payment as soon as reasonably practicable following his Settlement Date. If a Participant’s vested interest in his Separate Account exceeds $5,000, distribution shall not commence to such Participant prior to his Normal Retirement Date without the Participant’s written consent.

In the event of a “mandatory distribution” greater than $1,000 in accordance with the foregoing provisions of this Section, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee. A “mandatory distribution” means any distribution made to a Participant without the Participant’s consent that is made before the Participant attains the later of age 62 or his Normal Retirement Date. Distribution to a Participant’s surviving spouse or to an alternate payee under a qualified domestic relations order or to a nonspouse beneficiary is not a “mandatory distribution” for purposes of this Section.

15.4 Required Commencement of Distribution

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s vested interest in his Separate Account shall commence to the Participant no later than the earlier of:

(a)	Unless a Participant elects a later date (with the failure of the Participant to file an application for distribution being treated as an election to postpone distribution), 60 days after the close of the Plan Year in which (i) the Participant’s Normal Retirement Date occurs, (ii) the 10th anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b)

the April 1 following the close of the calendar year in which he attains age 70 1/2, whether or not his Settlement Date has occurred, except that if a Participant is not a five-percent owner (as defined in Section 416 of the Code) at any time during the five-Plan-Year period ending within the calendar year in which he attained age 70 1/2, distribution of such Participant’s vested interest in his Separate Account shall, at the election of such Participant, commence no later than the April 1 following the close of the calendar year in which he attains age 70  1/2 or retires, whichever is later (referred to herein as the Participant’s “Required Beginning Date”).

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.5 Minimum Distribution Requirements

(a)	General Rules.

(1)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(2)	Requirements of Treasury Regulation Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulation under Section 401(a)(9) of the Code.

(3)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution.

(1)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 15.5(b)(2), other than Section 15.5(b)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Section 15.5(b)(2) and Section 15.5(d), unless Section 15.5(b)(2)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 15.5(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 15.5(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 15.5(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 15.5(c) and 15.5(d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements Section 401(a)(9) of the Code and the Treasury Regulation.

(c)	Required Minimum Distribution During a Participant’s Lifetime.

(1)	Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 15.5(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)	Required Minimum Distribution After Participant’s Death.

(1)	Death On or After Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent calendar year following death.

(ii)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year following death.

(iii)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent calendar year following death.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent calendar year following death.

(2)	Death Before Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 15.5(d)(1).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)

Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 15.5(b)(2)(A), this Section 15.5(d)(2) will apply as if the surviving spouse were the Participant.

(e)	Definitions.

(1)	Designated beneficiary. The individual who is designated as the Beneficiary under Section1.1 and is the designated beneficiary under Section 401(a)(9) of the Code and Treasury Regulation Section 1.401(a)(9)-4.

(2)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 15.5(b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(4)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. The date specified in Section 15.4(b).

15.6 Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall continue to have a right to any distribution or further distributions from the Trust arising from his prior Settlement Date and any amounts credited to his Separate Account with respect to employment after his prior Settlement Date shall be accounted for separately.

15.7 Restrictions on Alienation

Except as provided in Section 401(a)(13) of the Code relating to qualified domestic relations orders and Treasury Regulation Section 1.401(a)-13(b)(2) relating to Federal tax levies and judgments, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.8 Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Separate Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

15.9 Unclaimed Accounts

(a)	Each Participant and/or each Beneficiary must file with the Committee from time to time in writing his address to which United States mail to him is to be sent and each change of such address. Any communication, statement or notice addressed to a Participant or Beneficiary at such last address filed with the Committee or if no address is filed with the Committee then at the last such address as shown on the Sponsor’s records will be binding on the Participant or Beneficiary for all purposes of the Plan. Neither the Plan nor any person acting on behalf of the Plan (including the Committee and the Trustee) shall be required to search for or locate a Participant or Beneficiary.

(b)

Any other provision of the Plan to the contrary notwithstanding: an “Unclaimed Account” (as hereinbelow defined) of a Participant or Beneficiary shall be forfeited and shall be used to reduce future Employer Contributions as though the Participant or Beneficiary were not vested in the Unclaimed Account. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year exceed the amount of Employer Contribution obligations for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account and shall for all Plan purposes be applied against the Employer Contribution obligations for the following Plan Year. Upon the filing of an application for distribution with respect to a forfeited Unclaimed Account by the Participant or Beneficiary, the Participant’s or Beneficiary’s Unclaimed Account shall be immediately reinstated as though the Participant or Beneficiary were 100% vested in such Unclaimed Account but in an amount equal to the cash value of the Unclaimed Account on the date forfeited. To the extent forfeited amounts are not available to satisfy reinstatements, the Sponsor shall contribute the amount required to reinstate the Participant’s or Beneficiary’s Unclaimed Account. For purposes of this

Section 15.9(b), the term “Unclaimed Account” shall mean any Separate Account or Sub-Account thereof (including any check or other instrument issued in connection with the distribution from such Separate Account or Sub-Account) – (1) the distribution of which is under the terms of the Plan required currently to commence; or (2) the distribution of which has commenced – and with respect to which the person to whom such distribution is to be made has not made written claim therefor in such manner as shall be prescribed by the Committee within 365 days after the Committee has mailed written notice regarding distribution with respect to such Separate Account or Sub-Account to the Participant’s or Beneficiary’s address as determined under Section 15.9(a).

15.10 Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code, regardless of whether the Participant’s Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

15.11 Default to Discontinue 2009 RMDs

Notwithstanding Section 15.4, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 16.2, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs, will be treated as eligible rollover distributions.

ARTICLE XVI

FORM OF PAYMENT

16.1 Form of Payment

Except as otherwise provided under Section 15.3, distribution shall be made to a Participant, or his Beneficiary if the Participant has died, in one of the following forms at the election of the Participant or Beneficiary by notice to the Committee: (i) a single sum payment of the entire amount of the Participant’s Separate Account, or (ii) such amount of the Participant’s Separate Account as the Participant, or his Beneficiary if the Participant has died, may from time to time elect in such manner as shall be prescribed (from time to time) by the Committee.

16.2 Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have any portion or all of a distribution that is an “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover. For purposes of this Section, the following terms have the following meanings:

(a)

An “eligible retirement plan” means any of the following: (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code , (iii) an annuity plan described in Section 403(a) of the Code that accepts rollovers, (iv) a qualified trust described in Section 401(a) of the Code that accepts rollovers, (v) an annuity contract described in Section 403(b) of the Code that accepts rollovers, (vi) an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) effective for distributions made on or after January 1, 2008, a Roth IRA, as described in Section 408A of the Code, provided, that for distributions made prior to January 1, 2010, such rollover shall be subject to the limitations contained in Section 408A(c)(3)(B) of the Code. Notwithstanding the foregoing, the portion of a Participant’s “eligible rollover distribution” that consists of his After-Tax Contributions may only be transferred to an individual retirement account or annuity described in Section 408(a) or (b) of the Code or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for such contributions, including separate accounting for the portion of such “eligible rollover distribution” that is includible in income and the portion that is not includible in income. Notwithstanding the foregoing, effective for distributions made in Plan Years beginning after December 31, 2009, an “eligible retirement plan” with respect to a “qualified distributee” who is a nonspouse beneficiary means either an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (an “IRA”).

Such IRA must be treated as an IRA inherited from the deceased Participant by the “qualified distributee” and must be established in a manner that identifies it as such.

(b)	An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Separate Account; provided, however, that an eligible rollover distribution does not include the following:

(1)	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code,

(2)	any distribution that is one of a series of substantially equal periodic payment made not less frequently than annually for the life or life expectancy of the “qualified distributee” or the joint lives or life expectancies of the “qualified distributee” and the “qualified distributee’s” designated beneficiary, or for a specified period of ten years or more, or

(3)	any distribution made on account of hardship.

(c)	A “qualified distributee” means a Participant, his surviving spouse, his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, or, for periods on and after January 1, 2010, a deceased Participant’s nonspouse beneficiary who is his designated beneficiary within the meaning of Section 401(a)(9)(E) of the Code.

16.3 Notice Regarding Form of Payment

Within the 150 day period ending 30 days before the date as of which distribution of a Participant’s Separate Account commences, the Committee shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and the forms of payment provided under the Plan. Distribution of the Participant’s Separate Account may commence less than 30 days after such notice is provided to the Participant if (i) the Committee clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

16.4 Distribution in the Form of Employer Stock

In the case of the Employer Stock Fund, notwithstanding any provision of the Plan other than Section 13.4 and Section 13.5 to the contrary, a Participant may elect to receive distribution of the portion of his Separate Account which is invested in the Employer Stock Fund in the form of cash or all or a portion in the form of whole shares of Employer Stock (with any fraction of a share paid in cash).

ARTICLE XVII

BENEFICIARIES

17.1 Designation of Beneficiary

A married Participant’s Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse’s written consent. A Participant may designate a Beneficiary on the form prescribed by the Administrator. If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant’s estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if no other Beneficiary has been designated to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2 Spousal Consent Requirements

Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken, must specify any non-spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent, and must be witnessed by a Plan representative or a notary public. A Participant’s spouse will be deemed to have given written consent to the Participant’s designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant’s spouse hereunder shall be valid only with respect to the spouse who signs the consent.

ARTICLE XVIII

ADMINISTRATION

18.1 Committee

The Plan shall be administered by the Committee which shall be appointed and may be removed by the Board. Members of the Committee may be Participants in the Plan, and may resign at any time upon notice in writing to the Sponsor. The Committee shall act by a majority of its members. The Committee shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code.

18.2 Fiduciary Responsibility

(a)	The Committee shall be the “Named Fiduciary,” as that term is defined in Section 402(a)(2) of ERISA, for the general administration of the Plan. The Committee shall have no responsibility for or control over the investment of the Plan assets held in the funds established hereunder.

(b)	The Investment Committee shall be appointed and may be removed by the Board, and shall be the “Named Fiduciary,” as that term is defined in Section 402(a)(2) of ERISA, with respect to the control or management of the assets of the Plan, and with respect to the selection, retention or replacement of the Trustee, and any Investment Manager. The Investment Committee shall have the exclusive authority and responsibility:

(i)	to appoint and remove Investment Managers with respect to the Plan, and the Trustee or any successor Trustee under the Trust Agreement; and

(ii)	to direct the segregation of all or a portion of the assets of any Investment Fund into an Investment Manager account or accounts at any time and from time to time, and to add to or withdraw assets from such Investment Manager account or accounts as it deems desirable or appropriate.

(c)	The Committee, the Investment Committee and any other persons who jointly or severally have authority to control and manage the operation and administration of the Plan may allocate to and among any one or more of them their respective fiduciary responsibilities, other than the power to appoint an Investment Manager, to manage or control Trust assets under the Plan, and may designate others to carry out fiduciary responsibilities, other than such “trustee responsibilities,” under the Plan. Such allocation and designation, respectively, shall be effected by written instruments, copies of which shall be delivered to the Sponsor, such committee of the Board, such committee of officers, or such officers of the Sponsor as shall be designated by the Board. Such persons, and fiduciaries designated by such persons as above provided, may employ others to render advice to them relative to their respective responsibilities under the Plan.

18.3 Committee Power and Rules

The Committee is authorized to make such uniform rules as may be necessary to carry out the provisions of the Plan and shall determine any questions arising in the administration, interpretation, and application of the Plan, which determinations shall be conclusive and binding on all parties, subject to the right of a party to pursue a claim under ERISA. The Committee shall have absolute discretion in carrying out its responsibilities. The Committee is also authorized to adopt such uniform rules as it may consider necessary or desirable for the conduct of its affairs and the transaction of its business, including, but not limited to, the power on the part of the Committee to act without formally convening and to provide that action of the Committee may be expressed by written instrument signed by a majority of its members. It shall elect a Secretary, who need not be a member of the Committee, who shall record the minutes of its proceedings and shall perform such other duties as may from time to time be assigned to him. The Committee may retain legal counsel (who may be counsel to the Sponsor) when and if the Committee finds it necessary or convenient to do so, and may also employ such other assistants, clerical or otherwise, as it may deem needed, and expend such monies as may be required for the proper performance of its work. Such costs and expenses shall be borne by the Employers, as determined by the Sponsor.

18.4 Reliance

To the extent permitted by law, the Committee, the Investment Committee, the Trustee, the boards of directors of the Employers and their respective officers and employees shall not be liable for the directions, actions, or omissions of any agent, legal or other counsel, accountant, actuary, or any other expert who has agreed to the performance of administrative duties in connection with the Plan or Trust. The Committee, the Investment Committee, the Trustee, the board of directors of the Employers, and the Employers and their respective officers and employees shall be entitled to rely upon all information and advice which may be given by such experts and shall be fully protected in respect to any action taken or suffered by them in good faith reliance upon any such information or advice. All actions so taken or suffered shall be conclusive upon each of them and upon all Participants, and other persons having or claiming to have any interest in or under the Plan.

18.5 Indemnification

Each member of the Committee and the Investment Committee and any other employee of the Sponsor or an Employer shall be fully indemnified by his employer against all liabilities, costs and expenses (including defense costs but excluding any amount representing a settlement unless such settlement be approved by his employer) imposed upon him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a member of the Committee, the Investment Committee or other employee arising out of any act, or failure to act, in good faith with respect to the Plan to the full extent of the law. The foregoing rights of indemnification shall not be exclusive of other rights to which any member of the Committee, the Investment Committee, or employee may be entitled as a matter of law, contract, or otherwise.

18.6 Claims Review Procedure

Except to the extent that the provisions of any collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control with respect to the resolution of such claims. Whenever a claim for benefits under the Plan filed by any person (herein referred to as the “Claimant”) is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Committee a written request therefor, which request shall contain the following information:

(a)	the date on which the Claimant’s request was filed with the Committee; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Committee shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the Claimant requests the Committee to review;

(c)	a statement by the Claimant setting forth the basis upon which he believes the Committee should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the Claimant desires the Committee to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Committee shall conduct a full and fair review of the decision denying the Claimant’s claim for benefits and shall render its written decision on review to the Claimant. The Committee’s decision on review shall be written in a manner calculated to be understood by the Claimant, shall specify the reasons and Plan provisions upon which the Committee’s decision was based and shall include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim for benefits.

18.7 Qualified Domestic Relations Orders

The Committee shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

ARTICLE XIX

AMENDMENT AND TERMINATION

19.1 Amendment

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of the Committee, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2 Limitation on Amendment

The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries.

19.3 Termination

The Sponsor reserves the right, by action of the Committee, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the “termination date”). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)	As of the termination date, each Investment Fund shall be valued and all Separate Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)	All Separate Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant’s written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Separate Account.

(c)

Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Tax-Deferred Contributions Sub-Account on account of Plan termination (other than a distribution made in accordance with Article XIII or required in accordance with Section 401(a)(9) of the

Code) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that meets the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub-paragraph (D)(i) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4 Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Section 401(a)(9) of the Code), except that a distribution shall be permitted to be made in such a case, subject to the Participant’s consent (to the extent required by law), if (i) the distribution would constitute a “lump sum distribution” as defined in section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), or (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

19.5 Withdrawal of an Employer

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.4 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. The withdrawal of an Employer shall be treated as a termination of the Plan with respect to Participants who at the time are employed by such Employer. In the event of any such withdrawal of an Employer, the action specified in Section 19.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Separate Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE XX

ADOPTION BY RELATED COMPANIES

20.1 Adoption by Related Companies

A Related Company that is not an Employer may, with the consent of the Committee, adopt the Plan with respect to the entire Related Company or any collective bargaining unit, plant, division, or other business operation of the Related Company and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its board of directors. Any such instrument shall specify the effective date of the adoption and the collective bargaining unit, plant, division, or other business operation for which coverage is adopted, if appropriate and, with the consent of the Sponsor, any overriding provisions as described in Section 20.3. For purposes of computing Hours of Service, Eligibility Service, and Vesting Service of an Employee who is in the employ of the adopting Employer on the effective date of the adoption, employment with the Employer before the effective date of the adoption shall be treated as employment with an Employer.

20.2 Extension of Coverage

An Employer may, with the consent of the Committee, extend Plan coverage to any collective bargaining unit, plant, division, or other business operation that is not already covered under the Plan by causing an appropriate written instrument evidencing such extension to be executed pursuant to the authority of its board of directors. Any such instrument shall specify the effective date of the extension and the collective bargaining unit, plant, division, or other business operation to which coverage is extended, and, with the consent of the Sponsor, any overriding provisions as described in Section 20.3. For purposes of computing Hours of Service, Eligibility Service, and Vesting Service of an Employee who is in the employ of the adopting Employer on the effective date of the extension, employment with the Employer before the effective date of the extension shall be treated as employment with an Employer.

20.3 Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan; provided, however, that the Sponsor may add an addendum to the Plan setting forth special overriding provisions applicable to the adoption of the Plan by such Employer, or to the extension of coverage under the Plan to a collective bargaining unit, plant, division, or other business operation of such Employer, for separate eligibility, contribution, life insurance, loan, in-service withdrawal, distribution, and form of payment requirements with respect to Employees of such Employer or to Employees in the collective bargaining unit, plant, division, or other business operation of such Employer to which coverage under the Plan has been extended. Similarly, the Sponsor may add an addendum to the Plan setting forth the special overriding provisions applicable to a collective bargaining unit, plant, division, or other business operation of the Sponsor. Any such addendum shall for all purposes constitute a part of the Plan.

ARTICLE XXI

MISCELLANEOUS PROVISIONS

21.1 No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2 Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3 No Guarantees

The Employers, the Administrator, the Committee, the Investment Committee, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4 Expenses

The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust as a general charge thereon, unless the Sponsor elects to make payment. Notwithstanding the foregoing, the Sponsor may direct that administrative expenses that are allocable to the Separate Account of a specific Participant shall be paid from that Separate Account and the costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment Fund shall be paid by the Trustee from such Investment Fund.

21.5 Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6 Duty to Furnish Information

The Employers, the Administrator, the Committee, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7 Withholding

The Trustee shall withhold any tax which by any present or future law is required to be withheld, and which the Administrator notifies the Trustee in writing is to be so withheld, from any payment to any Participant or Beneficiary hereunder.

21.8 Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.9 Back Pay Awards

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Tax-Deferred Contributions pursuant to Section 4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make Tax-Deferred Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV and any After-Tax Contributions which he had not previously made but which, after application of the foregoing provisions of this Section, he would have made under the provisions of Article V, shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Separate Account of such Participant. Any additional contributions made by such Participant and by an Employer pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of Articles IV, V, VI, and VII.

21.10 Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Section 401(a) of the Code, the exempt status of the Trust under Section 501(a) of the Code, and the deductibility of the contribution under Section 404 of the Code. Except as otherwise provided in this Section and Section 21.11, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.11 Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)	is made under a mistake of fact, or

(b)	is disallowed as a deduction under Section 404 of the Code,

such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Section 401(a) of the Code, any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under Section 403(c)(2)(B) of ERISA.

21.12 Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the State of Ohio, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.13 Trust Agreement

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.14 Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.15 Application of Certain Plan Provisions

A Participant’s Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X. For purposes of the general administrative provisions and limitations of the Plan, a Participant’s Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan.

21.16 Leased Employees

Any leased employee, other than an excludable leased employee, shall be treated as an employee of the Employer for which he performs services for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and (16), and 408(k), 408(p), 410, 411, 415, and 416 of the Code; provided, however, that no leased employee shall accrue a benefit hereunder based on service as a leased employee except as otherwise specifically provided in the Plan. A “leased employee” means any person who performs services for an Employer or a Related Company (the “recipient”) (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction or control by the recipient. An “excludable leased employee” means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

21.17 Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.18 Certain Provisions Not Applicable to Bargaining Units

Notwithstanding any provision of the Plan to the contrary, as permitted by Treasury Regulation, provisions of the Plan relating to determination and distribution of “excess contributions,” including Sections 7.6, 7.7, and 7.8, shall not be applicable with respect to any Employee who is covered by a collective bargaining agreement and a member of a Covered Group.

21.19 Uniformed Services

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

If a Participant who is absent from employment as an Employee because of military service dies after December 31, 2006, while performing qualified military service (as defined in Section 414(u) of the Code), the Participant shall be treated as having returned to employment as an Employee on the day immediately preceding his death for purposes of determining the

Participant’s vested interest in his Separate Account and his Beneficiary’s eligibility for a death benefit under the Plan. Notwithstanding the foregoing, except as otherwise specifically provided elsewhere in the Plan, such a Participant shall not be entitled to additional contributions with respect to his period of military leave.

21.20 Transfer from Other Qualified Plans

With the Sponsor’s consent (by action of the Committee) a company may cause to be transferred to the Trustee all or any of the assets held in respect of any other plan or trust which satisfies the applicable requirements of the Code relating to qualified plans and trusts which is maintained by a company for the benefit of its common-law employees. Any assets transferred to the Plan shall be accompanied by written instructions from the company, or the trustee or custodian holding such assets, setting forth the employees for whose benefit such assets have been transferred and showing separately the respective contributions by the company and by the employees and the current values of the assets attributable thereto. Upon receipt of such assets and instructions the Trustee shall thereafter proceed in accordance with the provisions of the Plan.

In the event that a transfer of assets consisting of Employer Stock acquired with the proceeds of an exempt loan to an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code is made from another plan to the Plan, any rights and protections that are nonterminable within the meaning of Treasury Regulation Section 54.4975-11(a)(3)(ii) shall continue to apply for the benefit of Participants whose interests in such Employer Stock have been transferred to the Plan, no such Employer Stock shall be subject to a put, call or other option, or a buy-sell or similar arrangement except as otherwise required by the Code and applicable Treasury Regulation and, for the purpose of effectuating the foregoing, terms in substance as set forth in Section 15.9 (Rights to Put Eaton Shares), 15.10 (Restrictions on Transfer of Eaton Shares), and 15.11 (Appraisal Requirement if Employer Securities Not Readily Tradable) of the Eaton Savings Plan shall be applicable for the benefit of such Participants with respect to such transferred Employer Stock.

21.21 Transfer to Other Qualified Plans

Subject to Sections 21.8 and 21.17, with the Sponsor’s consent (by action of the Committee) an Employer by written direction to the Trustee may transfer some or all of the assets held under the Plan to another plan or trust meeting the requirements of the Code relating to qualified plans and trusts. Upon receipt of such written direction the Trustee shall cause to be transferred the assets so directed.

ARTICLE XXII

EFFECTIVE DATE

22.1 General

Except as otherwise expressly provided in the Plan, this amendment and restatement of the Plan is effective beginning January 1, 2010. Unless and to the extent otherwise expressly provided in this amendment and restatement of the Plan, no provision of this amendment and restatement of the Plan shall be construed to expand the definition of eligible employees, change accrued benefits, or otherwise change any substantive provision of the Plan as in effect prior to January 1, 2010, with respect to periods prior to January 1, 2010. The provisions of this restatement supersede those of any prior restatements to the extent inconsistent herewith.

22.2 Legal Compliance Effective Date Provisions

Unless otherwise specifically provided by the terms of the Plan, this amendment and restatement is effective with respect to each change made to satisfy the provisions of (i) Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) (with technical corrections made by the Job Creation and Worker Assistance Act of 2002), (ii) American Jobs Creation Act of 2004, (iii) Katrina Emergency Tax Relief Act of 2005, (iv) Gulf Opportunity Zone Act of 2005, (v) Pension Protection Act of 2006 (“PPA”), (vi) U.S. Troop Readiness, Veterans’ Care, Katrina Recovery, and Iraq Accountability Appropriations Act, 2007, (vii) Heroes Earnings Assistance and Relief Act of 2008 (“Heart Act”), (viii) Emergency Stabilization Act of 2008, (ix) Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”), (x) any other change in the Code or ERISA, or (xi) regulations, rulings, or other published guidance issued under the Code, ERISA, or legislative enactments listed above (a “Compliance Amendment”), the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision, and shall also be effective with respect to any plan merged into the Plan as of the first date such change became required by reason of such provision (including for periods prior to the merger date to the extent so required), and accordingly is also an amendment of any plan merged into the Plan for this purpose (but, unless otherwise specifically indicated, with respect only to employees who retire, die, or otherwise terminate their employment on or after said date). This provision shall be effective to amend any plan merged into the Plan only with respect to Compliance Amendments, and shall not be construed to expand the definition of “eligible employee,” change benefit rates, or otherwise change any substantive provision of any plan merged into the Plan that is not directly affected by a Compliance Amendment prior to the merger date. This amendment and restatement is intended as good faith compliance with the requirements of legislative enactments described above and is to be construed in accordance with guidance issued thereunder.

* * *

EXECUTED AT Cleveland, Ohio, this             day of             , 2010.

EATON CORPORATION

By:
Title:

And:
Title:

ADDENDUM

SCHEDULE OF COVERED GROUPS

Description of Covered Group	Date Plan Coverage Effective	Plan Effective Date Prior to Plan Merger

Employees covered by a collective bargaining agreement with:

• UAW Local 164, Auburn, IN	October 1, 1997	N/A

• IAM and Aerospace Workers,Local 77, Eden Prairie, MN	July 1, 1998	January 1, 1990

• Beaver Salaried Employees Association (BSEA), Beaver, PA	September 1, 1998	February 1, 1994

• IBEW, AFL-CIO, Local 201,Beaver, PA	September 1, 1998	February 1, 1994

• IBEW, AFL-CIO, Local 1833,Horseheads, NY	September 1, 1998	February 1, 1994

• IAMAW Local 1165, Lincoln, IL	May 1, 1999	January 1, 1994

• IAM Local 70, Hutchinson, KS	July 1, 2000	July 3, 1988

• UPIU Local 7967, Cleveland, OH	July 1, 2000	January 1, 1995

• UAW Local 475, Jackson, MI	January 1, 2001	N/A

• IUE Local 792, Jackson, MS	January 1, 2002	N/A

• UAW Local 1404, Columbia City, IN	July 1, 2003	N/A

• Centurion/John Crane/EKK Eagle American Shop Union, Warwick, RI	January 1, 2006	N/A

• UAW Local 2262, Euclid OH	July 1, 2007	November 1, 2002

COVERED GROUPS THAT HAVE CLOSED/CLOSED LOCATIONS

Description of Covered Group	Date Plan Coverage Effective	Plan Effective Date Prior to Plan Merger	Coverage End Date
Employees covered by a collective bargaining agreement with:

• IAM Local 78, Milwaukee, WI	July 1, 1996	N/A	, 1980

• IAM Local 1061, Milwaukee, WI	July 1, 1996	N/A	March 15, 2003

• USWA Local 7509, Shelbyville, TN	September 1, 1996	N/A	, 2003

• UAW Local 220, Marshall, MI	January 1, 1997	N/A	July 30, 2006

• Metal Processors Union IUAP & NW AFL-CIO, Local 16, Rochelle, IL	January 1, 1997	N/A	, 2006

• UPIU Local 7334, Massillon, OH	March 1, 1999	[N/A]	[DATE]

• UAW Local 1609, Winimac, IN	December 1, 1999	January 1, 1995	, 1998

• IAMAW Local 725, Los Angeles, CA	January 1, 2000	N/A	[DATE]

• UAW Local 1966, Jackson, MI	January 1, 2002	N/A	November 8, 2007

• IAMAW Local 2528, Hohenwald, TN	May 1, 2003	N/A	July 29, 2005

• PACE – Local 7433, Saginaw, MI	June 1, 2003	January 1, 1990	December 17, 2007

• United Employees Union, Elizabeth, NJ	September 3, 2005	N/A	, 2006

• IAM Local 97, Portage, MI	September 1, 2006	N/A	October 21, 2008

COVERED GROUP ADDENDUM

Re:	Separate Plan Provisions Relating to:

Beaver Salaried Employees Association (BSEA), Beaver PA

IBEW, AFL-CIO, Local 201, Beaver, PA

IBEW, AFL-CIO, Local 1833, Horseheads, NY

Effective September 1, 1998, the Eaton Corporation Savings Plan for Certain Cutler-Hammer Represented Employees (the “C-H Plan”) was merged into the Plan and the assets of the C-H Plan were transferred to the Trust, in accordance with the requirements of Section 414(l) of the Code, thereafter to be held under the provisions of the Plan. In connection with the merger described herein, and pursuant to negotiations with representatives of each Covered Group previously covered by the C-H Plan, notwithstanding any other provision of the Plan to the contrary the provisions hereinafter set forth shall apply with respect to the above-referenced Employees effective as of September 1, 1998, except as otherwise expressly provided.

1.	Section 4.2 is replaced by Section 4A.2, but with respect to only IBEW, AFL-CIO, Local 1833, Horseheads, NY, effective March 25, 2006, as follows:

4A.2	Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

2.	Section 5.2 is replaced by Section 5A.2, but with respect to only IBEW, AFL-CIO, Local 1833, Horseheads, NY, effective March 25, 2006, as follows:

5A.2	Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent.

3.	Section 5.9 is replaced by Section 5A.9, but with respect to only IBEW, AFL-CIO, Local 1833, Horseheads, NY, effective March 25, 2006, as follows:

5A.9	Overall Limitation on Tax-Deferred Contributions and After-Tax Contributions

Notwithstanding any provision of the Plan to the contrary, a Participant’s rate of Tax-Deferred Contributions and After-Tax Contributions, when aggregated, may not exceed 30 percent of his Compensation.

4.	Article VI is replaced by Article VIA, as follows:

ARTICLE VIA

EMPLOYER CONTRIBUTIONS

6A.1 Applicability

The provisions of this Article are applicable, effective July 1, 2010, with respect only to Eligible Employees who are covered by a collective bargaining agreement between the Sponsor and Beaver Salaried Employee Association (BSEA), Beaver, PA, IBEW, AFL-CIO, Local 201, Beaver, PA, or IBEW, AFL-CIO, Local 1833, Horseheads, NY; prior to July 1, 2010, the provisions of the 2002 Restatement, as amended, shall be applicable.

6A.2 Matching Contributions

The Sponsor shall make a matching contribution to the Plan for each Eligible Employee for each month in an amount equal to 50 percent of the aggregate Tax-Deferred Contributions and After-Tax Contributions made by or on behalf of the Employee during the month up to, but not exceeding, the “match level” and zero percent of any such aggregate Tax-Deferred Contributions and After-Tax Contributions made in excess of the “match level”. For purposes of this Article, the “match level” means 6 percent of the Employee’s Compensation for the pay period, excluding Compensation with respect to any period ending prior to the date on which the Employee became eligible to participate in the allocation of matching contributions and Compensation for any period during which his employment is not described in Section 6A.1. Each matching contribution shall be allocated to the Employer Contributions Sub-Account of the Employee with respect to whom it is determined. The matching contribution by the Sponsor shall be first applied to the Employee’s Tax-Deferred Contributions and then, if the 3 percent maximum has not been reached, to the Employee’s After-Tax Contributions.

The Sponsor may designate any portion or all of its matching contribution as a qualified matching contribution. Amounts that are designated as qualified matching contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan. Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in that portion of his Employer Contributions Sub-Account that is attributable to qualified matching contributions shall be at all times 100 percent.

6A.3 Payment of Employer Contributions

Employer Contributions shall be paid in cash or in qualifying employer securities, as defined in Section 407(d) (5) of ERISA, to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

6A.4 Vesting of Employer Contributions

A Participant shall be 100 percent vested in, and have a nonforfeitable right to, the matching contributions credited to his Employer Contributions Sub-Account during a given Plan Year, provided the Participant is an Employee on the last day of the Plan Year for which such matching contributions are made. Except as otherwise provided in this Section, if a Participant is not an Employee on the last day of a given Plan Year, any matching contributions credited to the Participant’s Employer Contributions Sub-Account during the Plan Year in which the Participant ceases to be an Employee shall be forfeited. Notwithstanding the foregoing, a Participant shall be 100 percent vested in, and have a nonforfeitable right to, his Employer Contributions Sub-Account, if (i) he ceases to be employed by the Employers on or after having attained the age and service required for early or normal retirement under any Employer pension plan in which he is a participant at the time of termination; (ii) he ceases to be employed by the Employers on or after his 65th birthday; (iii) he dies while in the employ of the Employers; (iv) he becomes physically or mentally disabled such that he can no longer continue in the service of his Employer, as determined by the Administrator on the basis of a written certificate of a physician acceptable to it; or (v) his employment with the Employers is terminated due to a plant closing or sale, economic conditions, or elimination or transfer of a product line.

Notwithstanding the foregoing, a Participant who is a member of IBEW, AFL-CIO Local 1833, Horseheads, NY, shall be 100% vested in, and have a nonforfeitable right to, the matching contribution credited to his Employer Contributions Sub-Account during a given Plan Year, provided he is a Participant who completes an Hour of Service on or after January 1, 2006.

6A.5 Election of Former Vesting Schedule

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant’s vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment. Moreover, in no event shall a Participant’s vested interest in his Employer Contributions Sub-Account accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Sub-Account immediately prior to the effective date of such amendment.

6A.6 Forfeitures to Reduce Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures occurring during the Plan Year pursuant to Section 6A.5 that are not used to pay Plan expenses.

5.	The following provision is added to Article XIII and is applicable with respect to Participants described in Section 6A.1 for whom matching contributions are made:

13.8 Withdrawal Provisions Relating to Matching Contributions

Notwithstanding any provision of the Plan to the contrary, the following shall apply:

A Participant may elect to make a withdrawal from his Employer Contributions Sub-Account, provided, however, that he may not withdraw any portion of such Sub-Account which has been designated as a qualified matching contribution or any amount credited to such account during the period of 24 months ending on the date immediately prior to the date of the withdrawal.

6.	The following provision is added to Article XVI:

16.5 Certain Additional Methods of Payment

In the case of a Participant who is no longer an Employee, who has retired under an Employer pension plan (not including a Participant who has terminated with a right to a deferred vested pension under an Employer pension plan), and who had an account balance under the C-H Plan immediately prior to September 1, 1998 (a “Retired Participant”), the following shall apply:

In lieu of receiving a single sum payment under Section 16.1, and notwithstanding the provisions of Section 15.4, a Retired Participant may elect to receive distribution of his Separate Account in accordance with one of the following options:

(a)	He may elect to receive monthly or annual installments, the amount of which is determined by the Retired Participant at retirement. Monthly installments shall begin as soon as practicable following his written direction to the Administrator. For annual installments, the first installment will be paid as soon as practicable following the close of the Plan Year in which the Participant retires and each subsequent installment will be paid as close as practicable to the annual anniversary of the first payment. Each installment shall be paid in cash on a pro rata basis from each Investment Fund in which he has an interest. Payments shall be made until the Retired Participant’s Separate Account is depleted. Payments under this option must be at least equal to the amount required under Section 401(a)(9) of the Code and regulations issued thereunder.

(b)	He may elect to defer receipt of his Separate Account until such time as he instructs the Administrator that he wishes to receive his Separate Account in whole or in part. In no event, however, may the Retired Participant defer receipt of his first payment beyond the April 1 following the calendar year in which he attains age 70-1/2, and such first payment and all subsequent payments must be at least equal to the amounts required under Section 401(a)(9) of the Code and regulations issued thereunder.

The initial election of one of the options set forth in paragraph (a) or (b) above must be made in writing by the Retired Participant prior to his retirement. A Retired Participant may cancel the election made under paragraph (a) or (b) above at any time and elect the option set forth in paragraph (b) or (a), respectively.

A Retired Participant who has elected the option set forth in paragraph (a) may also request a partial distribution as outlined in paragraph (b) in addition to his scheduled monthly or annual payment.

A Participant who had an account balance under the C-H Plan immediately prior to September 1, 1998, and becomes disabled prior to his termination of employment with the Employers as described in Section 6A.4 (a “disabled Participant”) shall be treated for the purpose of this Section as though he were retired on the date he is determined to be disabled and he shall be entitled to the same options set forth above.

In the event a Participant who had an account balance under the C-H Plan immediately prior to September 1, 1998, dies prior to his termination of employment with the Employers, the following shall apply:

(c)	If the total value of the Participant’s Separate Account exceeds $5,000, the designated Beneficiary is his spouse, and the Participant’s death occurred prior to the date the Participant reached age 50, the spouse may elect a total distribution to be made as soon as practicable after the Participant’s death or may elect to leave the Participant’s Separate Account in the Plan. If the spouse elects to leave the Participant’s Separate Account in the Plan, the spouse shall be treated as a terminated Participant. Amounts which remain in the Plan must be withdrawn (in one lump sum only) not later than by the Participant’s Normal Retirement Date; no partial distributions shall be permitted.

(d)	If the total value of the Participant’s Separate Account exceeds $5,000, the designated Beneficiary is his spouse, and the Participant’s death occurred on or after the date the Participant reached age 50, the spouse may elect a total distribution to be made as soon as practicable after the Participant’s death or may elect to leave the Participant’s Separate Account in the Plan. If the spouse elects to leave the Participant’s Separate Account in the Plan, he shall be treated as a Retired Participant and the investment and payout options which are available to Retired Participants shall be available to the spouse.

In the event of the death of a Retired Participant or a disabled Participant, the following shall apply:

(e)	If the total value of the Participant’s Separate Account exceeds $5,000 and the designated Beneficiary is the spouse, the spouse shall be treated as a Retired Participant and the investment and payout options which are available to a Retired Participant shall be available to the spouse.

COVERED GROUP ADDENDUM

Re:	Separate Plan Provisions Relating to:

UAW, Local 1966, Jackson, Michigan (Covered Group)

(As Amended and Restated Effective January 1, 2003)

Certain assets of the Aeroquip-Vickers Savings and Profit-Sharing Plan (the “A-V Plan”) were transferred to the Trust, in accordance with the requirements of Section 414(l) of the Code, thereafter to be held under the provisions of the Plan. In connection with the asset transfer, and pursuant to negotiations with representatives of the Covered Group, notwithstanding any other provision of the Plan to the contrary the provisions hereinafter set forth shall apply with respect to Employees in the Covered Group, effective as of January 1, 2003.

1.	Article VI is replaced by Article VIB, as follows:

ARTICLE VIB

EMPLOYER CONTRIBUTIONS

6B.1 Applicability

The provisions of this Article shall be applicable effective January 1, 2003, but with respect only to Eligible Employees who are covered by a collective bargaining agreement between the Sponsor and UAW, Local 1966, Jackson, Michigan.

6B.2 Matching Contributions

The Sponsor shall make no matching contributions to the Plan for periods on and after January 1, 2003. For periods prior to January 1, 2003, the Sponsor made matching contributions pursuant to this Section 6B.2 as then in effect.

6B.3 Vesting of Employer Contributions

A Participant shall at all times be 100 percent vested in, and have a nonforfeitable right to, the matching contributions credited to his Employer Contributions Sub-Account.

6B.4 Profit Sharing Contributions

In accordance with Section 21.22(c), a Profit Sharing Contributions Sub-Account was established for each A-V Transferee with respect to whom a “Profit Sharing Contributions Account” was maintained under the A-V Plan (“A-V PS Account”) to which was credited profit sharing contributions in the amount credited to such A-V Transferee under such A-V PS Account. No additional contributions shall be made to such Profit Sharing Contributions Sub-Account under the Plan. The amount credited to the A-V PS Account of an A-V Transferee invested in the “Eaton Stock Fund” under the A-V Plan immediately prior to the Asset Transfer Date was invested in the Employer Stock Fund on the Asset Transfer Date. An A-V Transferee may direct that his Profit

Sharing Contributions Sub-Account be reallocated among Investment Funds to the same extent that he may reallocate investment of his Employer Contributions Sub-Account in accordance with Section 10.4(b), provided that upon reaching age 55 he may reallocate 100% of his Profit Sharing Contributions Sub-Account among Investment Funds in a manner consistent with the requirements of Section 10.3.

6B.5 Election of Former Vesting Schedule

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant’s vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment. Moreover, in no event shall a Participant’s vested interest in his Employer Contributions Sub-Account accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Sub-Account immediately prior to the effective date of such amendment.

2.	The following provision is added to Article XIII and is applicable with respect to Participants described in Section 6B.1 for whom matching contributions were made:

13.8 Withdrawal Provisions Relating to Matching Contributions

Notwithstanding any provision of the Plan to the contrary, the following shall apply:

A Participant may elect to make a withdrawal from his Employer Contributions Sub-Account, provided, however, that he may not withdraw any portion of such Sub-Account which has been designated as a qualified matching contribution or any amount credited to such account during the period of 24 months ending on the date immediately prior to the date of the withdrawal; provided that the Participant may make a withdrawal from his Employer Contributions Sub-Account attributable to transferred matching contributions made under the A-V Plan for contribution periods prior to January 1, 2002 at any time on or after his attainment of age 59 1/2.

COVERED GROUP ADDENDUM

Re:	Separate Plan Provisions Relating to:

IAM Local 70, Hutchinson, KS (Covered Group)

Pursuant to negotiations with representatives of the Covered Group, notwithstanding any other provision of the Plan to the contrary, the provisions hereinafter set forth shall apply with respect to Employees in the Covered Group, effective March 1, 2003.

1.	Section 4.2 is replaced by Section 4.2C, as follows:

4.2C Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

2.	Section 5.2 is replaced by Section 5.2C, as follows:

5.2C Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent.

3.	Section 5.9 is replaced by Section 5.9C, as follows:

5.9C Overall Limitation on Tax-Deferred Contributions and After-Tax Contributions

Notwithstanding any provision of the Plan to the contrary, a Participant’s rate of Tax-Deferred Contributions and After-Tax Contributions, when aggregated, may not exceed 30 percent of his Compensation.

COVERED GROUP ADDENDUM

Re:	Separate Plan Provisions Relating to:

IAMAW Local 2528, Hohenwald, TN (Covered Group)

Pursuant to negotiations with representatives of the Covered Group, notwithstanding any other provisions of the Plan to the contrary, the provisions hereinafter set forth shall apply with respect to Employees in the Covered Group, effective May 1, 2003.

1.	Section 4.2 is replaced by Section 4.2D, as follows:

4.2D Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

2.	Section 5.2 is replaced by Section 5.2D, as follows:

5.2D Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent.

3.	Section 5.9 is replaced by Section 5.9D, as follows:

5.9D Overall Limitation on Tax-Deferred Contributions and After-Tax Contributions

Notwithstanding any provision of the Plan to the contrary, a Participant’s rate of Tax-Deferred Contributions and After-Tax Contributions, when aggregated, may not exceed 30 percent of his Compensation.

COVERED GROUP ADDENDUM

Re:	Separate Plan Provisions Relating to:

PACE – Local 7433, Saginaw, MI (Covered Group)

Pursuant to negotiations with representatives of the Covered Group, notwithstanding any other provisions of the Plan to the contrary, the provisions hereinafter set forth shall apply with respect to Employees in the Covered Group.

1.	Effective June 1, 2003, Section 4.2 is replaced by Section 4.2E, as follows:

4.2E Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

2.	Section 5.2 is replaced by Section 5.2E, as follows:

5.2E Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent.

3.	Section 5.9 is replaced by Section 5.9E, as follows:

5.9E Overall Limitation on Tax-Deferred Contributions and After-Tax Contributions

Notwithstanding any provision of the Plan to the contrary, a Participant’s rate of Tax-Deferred Contributions and After-Tax Contributions, when aggregated, may not exceed 30 percent of his Compensation.

4.	A new Section 21.23E is added to provide as follows, effective October 1, 2003:

21.23E Transfer from the Eaton Corporation Engine Components Division Saginaw Plant Hourly Employees 401(k) Plan

The Eaton Corporation Engine Components Division Saginaw Plant Hourly Employees 401(k) Plan (the “Saginaw Plan”) is being merged into the Plan and the assets of the Saginaw Plan are being transferred to the Trust, in accordance with the requirements of

Section 414(l) of the Code, thereafter to be held under the provisions of the Plan. As a result of the merger, the following additional method of payment shall apply:

16.5	Annuity Form of Payment

In the event that a Participant elects payment of his Separate Account in the form of an annuity, then the provisions of this Section 16.5 shall apply with respect to distribution of his Separate Account, notwithstanding any provision of the Plan to the contrary.

(a)	Definitions

For purposes of this Addendum, the following terms have the following meanings:

(i) A Participant’s “annuity starting date” means the first day of the first period for which an amount is paid as an annuity or any other form.

(ii) The “automatic annuity form” means the form of annuity that will be purchased on a Participant’s behalf as provided in paragraph (d) unless the Participant elects another form of annuity as provided in paragraph (d).

(iii) A “qualified election” means an election that is made during the qualified election period. A qualified election of a form of payment other than the automatic annuity form applicable to the Participant or designating a Beneficiary other than the Participant’s spouse to receive amounts otherwise payable as a qualified preretirement survivor annuity must include the written consent of the Participant’s spouse, if any. A Participant’s spouse will be deemed to have given written consent to the Participant’s election if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. The spouse’s written consent must acknowledge the effect of the Participant’s election, must specify the form of payment selected instead of the automatic annuity form, if applicable, must specify any non-spouse Beneficiary designated by the Participant, and must be witnessed by a Plan representative or a notary public. Any written consent given or deemed to have been given by a Participant’s spouse hereunder shall be irrevocable and shall be effective only with respect to such spouse and not with respect to any subsequent spouse.

(iv) The “qualified election period” with respect to the automatic annuity form means the 180 day period ending on a Participant’s annuity starting date. The “qualified election period” with respect to a qualified preretirement survivor annuity means the period beginning on the later of (i) the date he elects an annuity form of payment or (ii) the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the day he terminates employment with his Employer and all Related Corporations.

(v) A “qualified joint and survivor annuity” means an immediate annuity payable at earliest retirement age under the Plan, as defined in regulations issued under Section 401(a)(11) of the Code, for the life of a Participant with a survivor annuity payable for the life of the Participant’s spouse that is equal to at least 50 percent of the amount of the annuity payable during the joint lives of the Participant and his spouse, provided that the survivor annuity shall not be payable to a Participant’s spouse if such spouse is not the same spouse to whom the Participant was married on his annuity starting date.

(vi) A “qualified preretirement survivor annuity” means an annuity payable to the surviving spouse of a Participant in accordance with the provisions of paragraph (e).

(vii) A “single life annuity” means an annuity payable for the life of the Participant.

(b)	Optional Form of Payment

A Participant or his Beneficiary, as the case may be, may elect to receive distribution of his Separate Account through the purchase of a single premium, nontransferable annuity contract for such term and in such form as the Participant, or his Beneficiary, if the Participant has died, shall select, subject to the provisions of paragraph (d); provided, however, that a Participant’s Beneficiary may not elect to receive distribution of an annuity payable over the joint lives of the Beneficiary and any other individual. The terms of any annuity contract purchased hereunder and distributed to a Participant or his Beneficiary shall comply with the requirements of the Plan. Notwithstanding the foregoing, a Participant may elect payment in the form of a qualified optional survivor annuity pursuant to which is a paid an immediate annuity for the life of the Participant with a survivor annuity payable for the life of the Participant’s spouse that is equal to 75 percent of the amount of the annuity payable during the joint lives of the Participant and his spouse.

(c)	Change of Option Election

Subject to the provisions of paragraph (d), a Participant or Beneficiary who has elected the optional form of payment under paragraph (b) may revoke or change his election at any time prior to his annuity starting date by filing with the Administrator a written election in the form prescribed by the Administrator.

(d)	Form of Annuity Requirements

If a Participant elects to receive distribution through the purchase of an annuity contract, distribution shall be made to such Participant through the purchase of an annuity contract that provides for payment in one of the following automatic annuity forms, unless the Participant elects a different type of annuity:

(i) The automatic annuity form for a Participant who is married on his annuity starting date is the 50 percent qualified joint and survivor annuity.

(ii) The automatic annuity form for a Participant who is not married on his annuity starting date is the single life annuity.

A Participant’s election of an annuity other than the automatic annuity form shall not be effective unless it is a qualified election; provided, however, that spousal consent shall not be required if the form of annuity elected by the Participant is a qualified joint and survivor annuity. A Participant who has elected the optional annuity form of payment can revoke or change his election only pursuant to a qualified election.

(e)	Qualified Preretirement Survivor Annuity Requirements

If a married Participant elects to receive distribution through the purchase of an annuity contract and dies before his annuity starting date, his spouse shall receive distribution of 50 percent of the value of the vested portions of the Participant’s Separate Account through the purchase of an annuity contract that provides for payment over the life of the Participant’s spouse. A Participant’s spouse may elect to receive distribution under any one of the other forms of payment available under the Plan instead of in the qualified preretirement survivor annuity form. If a married Participant’s Beneficiary designation on file with the Administrator designates a non-spouse Beneficiary, the non-spouse Beneficiary shall be entitled to receive distribution only of the vested portions of the Participant’s Separate Account that remain after distribution has been made to the Participant’s spouse. A Participant can only designate a non-spouse Beneficiary to receive distribution of that portion of his Separate Account otherwise payable as a qualified preretirement survivor annuity pursuant to a qualified election.

(f)	Notice Regarding Forms of Payment

Within a reasonable period of time prior to the date a Participant could commence distribution of his Separate Account under the Plan, the Administrator shall provide him with a written explanation of the forms of payment available under the Plan. If a Participant elects to receive distribution through the purchase of an annuity contract, the Administrator shall provide the Participant with a written explanation of (i) the terms and conditions of the automatic annuity form and the other forms of payment available under the Plan, (ii) the Participant’s right to choose a form of payment other than the automatic annuity form or to revoke such choice, and (iii) the rights of the Participant’s spouse. The Administrator shall provide such explanation within the 150-day period ending 30 days before the Participant’s annuity starting date. In addition, the Administrator shall provide such a Participant with a written explanation of (i) the terms and conditions of the qualified preretirement survivor annuity, (ii) the Participant’s right to designate a non-spouse Beneficiary to receive distribution of that portion of his Separate Account otherwise payable as a qualified preretirement survivor annuity or to revoke such designation, and (iii) the rights of the Participant’s spouse.

COVERED GROUP ADDENDUM

Re:	Separate Plan Provisions Relating to:

UAW Local 1404, Columbia City, IN (Covered Group)

Pursuant to negotiations with representatives of the Covered Group, notwithstanding any other provisions of the Plan to the contrary, the provisions hereinafter set forth shall apply with respect to Employees in the Covered Group, effective July 1, 2003.

1.	Section 4.2 is replaced by Section 4.2F, as follows:

4.2F Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

2.	Section 5.2 is replaced by Section 5.2F, as follows:

5.2F Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent.

3.	Section 5.9 is replaced by Section 5.9F, as follows:

5.9F Overall Limitation on Tax-Deferred Contributions and After-Tax Contributions

Notwithstanding any provision of the Plan to the contrary, a Participant’s rate of Tax-Deferred Contributions and After-Tax Contributions, when aggregated, may not exceed 30 percent of his Compensation.

COVERED GROUP ADDENDUM

Re:	Separate Plan Provisions Relating to:

IUE Local 729, Jackson, MS (Covered Group)

Pursuant to negotiations with representatives of the Covered Group, notwithstanding any other provision of the Plan to the contrary, the provisions hereinafter set forth shall apply with respect to Employees in the Covered Group, effective August 1, 2005.

1.	Section 4.2 is replaced by Section 4.2G, as follows:

4.2G Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

2.	Section 5.2 is replaced by Section 5.2G, as follows:

5.2G Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent.

3.	Section 5.9 is replaced by Section 5.9G, as follows:

5.9G Overall Limitation on Tax-Deferred Contributions and After-Tax Contributions

4.	Notwithstanding any provision of the Plan to the contrary, a Participant’s rate of Tax-Deferred Contributions and After-Tax Contributions, when aggregated, may not exceed 30 percent of his Compensation.

COVERED GROUP ADDENDUM

Re:	Separate Plan Provisions Relating to:

United Employees Union, Elizabeth, NJ (Covered Group)

Pursuant to negotiations with representatives of the Covered Group, notwithstanding any other provision of the Plan to the contrary, the provisions hereinafter set forth shall apply with respect to Employees in the Covered Group, effective September 3, 2005.

1.	Section 4.2 is replaced by Section 4.2H, as follows:

4.2H Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

2.	Section 5.2 is replaced by Section 5.2H, as follows:

5.2H Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent.

3.	Section 5.9 is replaced by Section 5.9H, as follows:

5.9H Overall Limitation on Tax-Deferred Contributions and After-Tax Contributions

Notwithstanding any provision of the Plan to the contrary, a Participant’s rate of Tax-Deferred Contributions and After-Tax Contributions, when aggregated, may not exceed 30 percent of his Compensation.

4.	Article VI is replaced by Article VIH, as follows:

ARTICLE VIH

EMPLOYER CONTRIBUTIONS

6H.1 Applicability

The provisions of this Article are applicable, effective September 3, 2005, with respect only to Eligible Employees who are covered by a collective bargaining agreement between the Sponsor and United Employees Union, Elizabeth, NJ.

6H.2 Matching Contributions

The Sponsor shall make a matching contribution to the Plan for each Eligible Employee for each month in an amount equal to 50 percent of the aggregate Tax-Deferred Contributions and After-Tax Contributions made by or on behalf of the Employee during the month up to, but not exceeding, the “match level” and zero percent of any such aggregate Tax-Deferred Contributions and After-Tax Contributions made in excess of the “match level”. For purposes of this Article, the “match level” means 6 percent of the Employee’s Compensation for the pay period, excluding Compensation with respect to any period ending prior to the date on which the Employee became eligible to participate in the allocation of matching contributions and Compensation and for any period during which his employment is not described in Section 6H.1. Each matching contribution shall be allocated to the Employer Contributions Sub-Account (Matching) maintained to reflect matching contributions made for the Employee with respect to whom it is determined. The matching contribution by the Sponsor shall be first applied to the Employee’s Tax-Deferred Contributions and then, if the 3 percent maximum has not been reached, to the Employee’s After-Tax Contributions.

The Sponsor may designate any portion or all of its matching contribution as a qualified matching contribution. Amounts that are designated as qualified matching contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan. Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in that portion of his Employer Contributions Sub-Account (Matching) that is attributable to qualified matching contributions shall be at all times 100 percent.

6H.3 Employer Retirement Contributions

The Sponsor shall make an employer retirement contribution to the Plan for each Eligible Employee for each Plan Year in an amount equal to a percentage of his Compensation for the Plan Year determined as follows:

If the Eligible Employee became a participant in the Hayward Industries, Inc. Pension Plan after January 1, 1996, such percentage shall be 4%.

If the Eligible Employee became a participant in the Hayward Industries, Inc. Pension Plan on or before January 1, 1996, such percentage shall be determined according to the following chart:

Date of Birth	Percentage of Compensation Contribution
Before January 1, 1946	7%
From January 1, 1946 through December 31, 1950	6%
From January 1, 1951 through December 31, 1955	5%
On or after January 1, 1956	4%

The amount of such contribution for the Plan Year shall be allocated to the Employer Contributions Sub-Account (Retirement) maintained to reflect employer retirement contributions made for the Eligible Employee as of the last day of the Plan Year. Notwithstanding the foregoing, no employer retirement contribution shall be made for an Eligible Employee unless he remains employed by the Sponsor on the last day of the Plan Year for which the contribution is made.

6H.4 Payment of Employer Contributions

Employer Contributions shall be paid in cash or in qualifying employer securities, as defined in Section 407(d)(5) of ERISA, to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

6H.5 Vesting of Employer Contributions

The following provisions relating to vesting shall apply:

(a)	A Participant shall be 100 percent vested in, and have a nonforfeitable right to, the matching contributions credited to his Employer Contributions Sub-Account (Matching) during a given Plan Year

(b)

A Participant shall be 100 percent vested in, and have a nonforfeitable right to, the employer retirement contributions credited to his Employer Contributions Sub-Account (Retirement) for a Plan Year after he has been credited with five years of Vesting Service. Notwithstanding the foregoing, a Participant shall be 100 percent vested in, and have a nonforfeitable right to, his Employer Contributions Sub-Account (Retirement), if he ceases to be employed by the Employers on or after his 65th birthday. Moreover, the Employer Contributions

Sub-Account of each Participant who terminated employment in connection with the closing of the Elizabeth, New Jersey location in 2006 shall be fully vested.

(c)	In determining the Vesting Service of an Eligible Employee who was employed by Hayward Industries on September 2, 2005, service earned by such Eligible Employee under the Hayward Industries, Inc. Pension Plan shall be included as Vesting Service under the Plan.

6H.6 Election of Former Vesting Schedule

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Accounts, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Accounts continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Accounts under the plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant’s vested interest in his Employer Contributions Sub-Accounts on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Accounts immediately prior to the effective date of the amendment. Moreover, in no event shall a Participant’s vested interest in his Employer Contributions Sub-Account accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Sub-Account immediately prior to the effective date of such amendment.

6H.7 Forfeitures to Reduce Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures pursuant to Section 6H.5 that are not used to pay Plan expenses, as further provided in Section 14H.4.

5.	A new paragraph 12H.6(f) is added to Section 12.6 to provide as follows:

(f)	Amounts Not Available: The amount a Participant may borrow shall be determined after excluding any amount which has been allocated to his Employer Contributions Sub-Accounts for a period of less than 24 months ending on the date of his loan request.

6.	The following provision is added to Article XIII and is applicable with respect to Participants described in Section 6H.1 for whom matching contributions or employer retirement contributions are made:

13H.8 Withdrawal Provisions Relating to Employer Contributions

Notwithstanding any provision of the Plan to the contrary, the following shall apply:

A Participant may elect to make a withdrawal from the vested portion of his Employer Contributions Sub-Accounts, provided, however, that he may not withdraw (i) any portion of his Employer Contributions Sub-Account (Matching) which has been designated as a qualified matching contribution, or (ii) any amount of any Sub-Account which has been credited to such account during the period of 24 months ending on the date immediately prior to the date of the withdrawal.

7.	The following provisions are added to Article XIV and are applicable to Participants described in Section 6H.1 for whom employer retirement contributions are made:

14H.2 Separate Accounting for Non-Vested Amounts

If as of a Participant’s Settlement Date the Participant’s vested interest in his Employer Contributions Sub-Account (Retirement) is less than 100 percent, that portion of his Employer Contributions Sub-Account (Retirement) that is not vested shall be accounted for separately and shall be disposed of as provided in the following Section 14H.3.

14H.3 Disposition of Non-Vested Amounts

That portion of a Participant’s Employer Contributions Sub-Account (Retirement) that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:

(a)	If the Participant has no vested interest in his Separate Account upon the occurrence of his Settlement Date or his vested interest in his Separate Account as of the date of distribution does not exceed $5,000 resulting in the distribution or deemed distribution to the Participant of his entire vested interest in his Separate Account, the non-vested balance remaining in the Participant’s Employer Contributions Sub-Account (Retirement) shall be forfeited and his Separate Account closed as of the last day of the Plan Year (i) in which the Participant’s Settlement Date occurs, if the Participant has no vested interest in his Separate Account and is therefore deemed to have received distribution on that date, or (ii) in which actual distribution is made to the Participant.

(b)

If the Participant’s vested interest in his Separate Account exceeds $5,000 and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Separate Account, the non-vested balance remaining in the Participant’s Employer Contributions Sub-Account (Retirement) shall be forfeited and his Separate Account closed as of the last day of the Plan Year in which the single sum payment occurs, provided that such distribution is made because of the Participant’s Settlement Date. A distribution is deemed to be made because of a Participant’s Settlement Date if it occurs prior to the end of the second Plan Year beginning on or after the Participant’s Settlement Date.

(c)	If neither paragraph (a) nor paragraph (b) is applicable, the non-vested balance remaining in the Participant’s Employer Contributions Sub-Account (Retirement) shall continue to be held in such Sub-Account and shall not be forfeited until the Participant has been absent from employment with the Employer for five years.

14H.4 Treatment of Forfeited Amounts

Whenever the non-vested balance of a Participant’s Employer Contributions Sub-Account (Retirement) is forfeited during a Plan Year in accordance with the provisions of the preceding Section 14H.3, the amount of such forfeiture, determined as of the last day of the Plan Year in which the forfeiture occurs, shall be applied against the employer retirement contribution obligation for the Plan Year. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to the Employer exceed the amount of such Employer’s employer retirement contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall be applied against the Employer’s employer retirement contribution obligations for the following Plan Year.

14H.5 Recrediting of Forfeited Amounts

A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account (Retirement) in accordance with the provisions of paragraph (a) or (b) of Section 14H.3 and who is reemployed by an Employer or a Related Company shall have such forfeited amounts recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if:

(a)	he returns to employment with an Employer or a Related Company before he incurs a five year break in service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Separate Account;

(b)	he resumes employment covered under the Plan before the earlier of (i) the end of the five-year period beginning on the date he is reemployed or (ii) the date he incurs a five year break in service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Separate Account; and

(c)	if he received actual distribution of his vested interest in his Separate Account, he repays to the Plan the full amount of such distribution before the earlier of (i) the end of the five year period beginning on the date he is reemployed or (ii) the date he incurs a five year break in service commencing after the date he received distribution of his vested interest in his Separate Account.

Funds needed in any Plan Year to recredit the Separate Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, to the extent that it has not yet been allocated among Participants’ Separate Accounts as provided in Article XI, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

COVERED GROUP ADDENDUM

Re:	Separate Plan Provisions Relating to:

Centurion/John Crane/EKK Eagle American Shop Union, Warwick, RI (Covered Group)

Pursuant to negotiations with representatives of the Covered Group, notwithstanding any other provision of the Plan to the contrary the provisions hereinafter set forth shall apply with respect to the above-referenced Employees effective as of January 1, 2006.

1.	Section 4.2 is replaced by Section 4.2I, as follows:

4.2I Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

2.	Section 5.2 is replaced by Section 5.2I, as follows:

5.2I Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent.

3.	Section 5.9 is replaced by Section 5.9I, as follows:

5.9I Overall Limitation on Tax-Deferred Contributions and After-Tax Contributions

Notwithstanding any provision of the Plan to the contrary, a Participant’s rate of Tax-Deferred Contributions and After-Tax Contributions, when aggregated, may not exceed 30 percent of his Compensation.

4.	Article VI is replaced by Article VII, as follows:

ARTICLE VII

EMPLOYER CONTRIBUTIONS

6I.1 Applicability

The provisions of this Article are applicable, effective January 1, 2006, with respect only to Eligible Employees who are covered by a collective bargaining agreement between the Sponsor and Centurion/John Crane/EKK Eagle American Shop Union.

6I.2 Matching Contributions

The Sponsor shall make a matching contribution to the Plan for each Eligible Employee for each month in an amount equal to 50 percent of the aggregate Tax-Deferred Contributions and After-Tax Contributions made by or on behalf of the Employee during the month up to, but not exceeding, the “match level” and zero percent of any such aggregate Tax-Deferred Contributions and After-Tax Contributions made in excess of the “match level”. For purposes of this Article, the “match level” means 6 percent of the Employee’s Compensation for the pay period, excluding Compensation with respect to any period ending prior to the date on which the Employee became eligible to participate in the allocation of matching contributions and Compensation for any period during which his employment is not described in Section 6I.1. Each matching contribution shall be allocated to the Employer Contributions Sub-Account of the Employee with respect to whom it is determined. The matching contribution by the Sponsor shall be first applied to the Employee’s Tax-Deferred Contributions and then, if the 3 percent maximum has not been reached, to the Employee’s After-Tax Contributions.

The Sponsor may designate any portion or all of its matching contribution as a qualified matching contribution. Amounts that are designated as qualified matching contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan. Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in that portion of his Employer Contributions Sub-Account that is attributable to qualified matching contributions shall be at all times 100 percent.

6I.3 Payment of Employer Contributions

Employer Contributions shall be paid in cash or in qualifying employer securities, as defined in Section 407(d)(5) of ERISA, to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

6I.4 Vesting of Employer Contributions

A Participant shall be 100 percent vested in, and have a nonforfeitable right to, the matching contributions credited to his Employer Contributions Sub-Account during a given Plan Year, provided the Participant is an Employee on the last day of the Plan Year for which such matching contributions are made. Except as otherwise provided in this Section, if a Participant is not an Employee on the last day of a given Plan Year, any matching contributions credited to the Participant’s Employer Contributions Sub-Account during the Plan Year in which the Participant ceases to be an Employee shall be forfeited. Notwithstanding the foregoing, a Participant shall be 100 percent vested in, and have a nonforfeitable right to, his Employer Contributions Sub-Account, if (i) he ceases to be employed by the Employers on or after having attained the age and service required for early or normal retirement under any Employer pension plan in which he is a participant at the time of termination; (ii) he ceases to be employed by the Employers on or after his 65th birthday; (iii) he dies while in the employ of the Employers; (iv) he becomes physically or mentally disabled such that he can no longer continue in the service of his Employer, as determined by the Administrator on the basis of a written certificate of a physician acceptable to it; or (v) his employment with the Employers is terminated due to a plant closing or sale, economic conditions, or elimination or transfer of a product line.

6I.5 Election of Former Vesting Schedule

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant’s vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment. Moreover, in no event shall a Participant’s vested interest in his Employer Contributions Sub-Account accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Sub-Account immediately prior to the effective date of such amendment.

6I.6 Forfeitures to Reduce Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures pursuant to Section 6I.4 that are not used to pay Plan expenses, as further provided in Section 14I.2.

5.	Section 12.6(e) is replaced by Section 12.6I(e) as follows:

(e)	Effect of Termination of Employment: Upon a Participant’s termination of employment, the balance of any outstanding loan hereunder shall not immediately become due and payable, and the Participant may elect to continue payment by use of the loan coupon repayment program made available by the Sponsor.

6.	The following provision is added to Article XIII and is applicable with respect to Participants described in Section 6I.1 for whom matching contributions are made:

13I.8 Withdrawal Provisions Relating to Matching Contributions

Notwithstanding any provision of the Plan to the contrary, the following shall apply:

A Participant may elect to make a withdrawal from his Employer Contributions Sub-Account, provided, however, that he may not withdraw any portion of such Sub-Account which has been designated as a qualified matching contribution or any amount credited to such account during the period of 24 months ending on the date immediately prior to the date of the withdrawal.

7.	A new Section 14I.2 is added to provide as follows:

14I.2 Treatment of Forfeited Amounts

Whenever the non-vested balance of a Participant’s Employer Contributions Sub-Account is forfeited during a Plan Year, the amount of such forfeiture, determined as of the last day of the Plan Year in which the forfeiture occurs, shall be applied against the Employer Contribution obligation for the Plan Year. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to the Employer exceed the amount of such Employer’s contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to such Employer and shall be applied against the Employer’s contribution obligation for the following Plan Year.

COVERED GROUP ADDENDUM

Re:	Separate Plan Provisions Relating to:

International Association of Machinists, Local 97, Portage, MI (Covered Group)

Effective September 1, 2006, the employees of the International Association of Machinists, Local 97 in Portage, Michigan, were extended coverage under the Plan. Pursuant to negotiations with representatives of the Covered Group, notwithstanding any other provision of the Plan to the contrary, the provisions hereinafter set forth shall apply with respect to the above-referenced Employees effective as of September 1, 2006.

1.	Section 4.2 is replaced by Section 4J.2, as follows:

4J.2 Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

2.	Section 5.2 is replaced by Section 5J.2, as follows:

5J.2 Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a whole percentage of his Compensation of not less than one percent nor more than 30 percent.

3.	Section 5.9 is replaced by Section 5J.9, as follows:

5J.9 Overall Limitation on Tax-Deferred Contributions and After-Tax Contributions

Notwithstanding any provision of the Plan to the contrary, a Participant’s rate of Tax-Deferred Contributions and After-Tax Contributions, when aggregated, may not exceed 30 percent of his Compensation.

4.	Article VI is replaced by Article VIJ, as follows:

ARTICLE VIJ

EMPLOYER CONTRIBUTIONS

6J.1 Applicability

The provisions of this Article are applicable, effective September 1, 2006, with respect only to Eligible Employees who are covered by a collective bargaining agreement between the Sponsor and International Association of Machinists, Local 97, Portage, Michigan.

6J.2 Matching Contributions

The Sponsor shall make a matching contribution to the Plan for each Eligible Employee for each month in an amount equal to 25 percent of the aggregate Tax-Deferred Contributions and After-Tax Contributions made by or on behalf of the Employee during the month up to, but not exceeding, the “match level” and zero percent of any such aggregate Tax-Deferred Contributions and After-Tax Contributions made in excess of the “match level”. For purposes of this paragraph, the “match level” means 6 percent of the Employee’s Compensation for the pay period, excluding Compensation with respect to any period ending prior to the date on which the Employee became eligible to participate in the allocation of matching contributions and Compensation for any period during which his employment is not described in Section 6J.1. Each matching contribution shall be allocated to the Employer Contributions Sub-Account of the Employee with respect to whom it is determined. The matching contribution by the Sponsor shall be first applied to the Employee’s Tax-Deferred Contributions and then, if the 1.5 percent maximum has not been reached, to the Employee’s After-Tax Contributions.

The Sponsor shall make a supplemental matching contribution to the Plan for each Eligible Employee who is an Employee on December 31 of a Plan Year as soon as reasonably practicable following the end of a Plan Year in an amount equal to 15 percent of the aggregate Tax-Deferred Contributions and After-Tax Contributions made by or on behalf of the Employee during the Plan Year up to, but not exceeding, the “match level” and zero percent of any such aggregate Tax-Deferred Contributions and After-Tax Contributions made in excess of the “match level”. For purposes of this paragraph, the “match level” means 6 percent of the Employee’s Compensation for the Plan Year, excluding Compensation with respect to any period ending prior to the date on which the Employee became eligible to participate in the allocation of matching contributions and Compensation for any period during which his employment is not described in Section 6J.1. Each supplemental matching contribution shall be allocated to the Employer Contributions Sub-Account of the Employee with respect to whom it is determined. The supplemental matching contribution by the Sponsor shall be first applied to the Employee’s Tax-Deferred Contributions and then, if the .9 percent maximum has not been reached, to the Employee’s After-Tax Contributions. The

Sponsor may designate any portion or all of its matching or supplemental matching contributions as a qualified matching contribution. Amounts that are designated as qualified matching contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan. Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in that portion of his Employer Contributions Sub-Account that is attributable to qualified matching contributions shall be at all times 100 percent.

6J.3 Payment of Employer Contributions

Employer Contributions shall be paid in cash or in qualifying employer securities, as defined in Section 407(d) (5) of ERISA, to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

6J.4 Vesting of Employer Contributions

A Participant shall be 100 percent vested in, and have a nonforfeitable right to, the matching contributions and supplemental matching contributions credited to his Employer Contributions Sub-Account.

6J.5 Election of Former Vesting Schedule

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant’s vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment. Moreover, in no event shall a Participant’s vested interest in his Employer Contributions Sub-Account accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Sub-Account immediately prior to the effective date of such amendment.

COVERED GROUP ADDENDUM

Re:	Separate Plan Provisions Relating to:

United Autoworkers of America, Local 2262, Euclid, OH (Covered Group)

Effective July 1, 2007, the employees of United Autoworkers of America, Local 2262 in Euclid, Ohio, were extended coverage under the Plan. Pursuant to negotiations with representatives of the Covered Group, notwithstanding any other provision of the Plan to the contrary, the provisions hereinafter set forth shall apply with respect to the above-referenced Employees effective as of July 1, 2007.

1.	Section 3.1 is replaced by Section 3K.1, as follows:

3K.1 Eligibility

Each Employee who was an Employee on July 1, 2007 shall be an Eligible Employee on July 1, 2007. Each other Employee shall become an Eligible Employee as of the Enrollment Date next following the date on which he has completed any probationary period specified in the applicable collective bargaining agreement.

2.	Section 4.2 is replaced by Section 4K.2, as follows:

4K.2 Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be a whole percentage of his Compensation of not less than one percent nor more than 40 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

3.	Section 5.2 is replaced by Section 5K.2, as follows:

5K.2 Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a whole percentage of his Compensation of not less than one percent nor more than 20 percent.

4.	Section 5.9 is replaced by Section 5K.9, as follows:

5K.9 Overall Limitation on Tax-Deferred Contributions and After-Tax Contributions

Notwithstanding any provision of the Plan to the contrary, a Participant’s rate of Tax-Deferred Contributions and After-Tax Contributions, when aggregated, may not exceed 60 percent of his Compensation.

SECOND AMENDMENT

TO

EATON PERSONAL INVESTMENT PLAN

2010 Restatement

The Eaton Personal Investment Plan, presently maintained under an amended and restated document made effective January 1, 2010 (the “Plan”), as amended, is hereby further amended effective January 1, 2010, in the respects hereinafter set forth.

1. The definition of “Highly Compensated Employee” in Section 1.1 of the Plan is amended to provide as follows:

A “Highly Compensated Employee” means an Employee or former Employee who is a highly compensated active employee or highly compensated former employee as defined hereunder.

A “highly compensated active employee” includes any Employee who (i) was a five percent owner at any time during the determination year or the look back year or (ii) received compensation from an Employer during the look back year in excess of $80,000 (subject to adjustment as provided in Section 414(q) of the Code).

A “highly compensated former employee” includes any Employee who separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the determination year, performed no services for an Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the date the Employee attains age 55.

The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder. For purposes of this definition, the following terms have the following meanings:

(a)	The “determination year” means the Plan Year.

(b)	The “look back year” means the 12-month period immediately preceding the determination year.

(c)	An Employee’s “compensation” shall mean his compensation as defined in Section 7.10.

2. Section 21.16 of the Plan is amended to provide as follows:

21.16 Leased Employees

Any leased employee, other than an excludable leased employee, shall be treated as an employee of the Employer for which he performs services for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and (16), and 408(k), 408(p), 410, 411, 415, and 416 of the Code; provided, however, that no leased employee shall accrue a benefit hereunder based on service as a leased employee except as otherwise specifically provided in the Plan. A “leased employee” means any person who performs services for an Employer or a Related Company (the “recipient”) (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction or control by the recipient. An “excludable leased employee” means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation (as defined in Section 7.10), (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

*                    *                     *

EXECUTED AT Cleveland, Ohio, this 29th day of November, 2012.

EATON CORPORATION

By:	/s/ Cynthia K. Brabander
Title:	EVP & CHRO

EXECUTION COPY

THIRD AMENDMENT

TO

EATON PERSONAL INVESTMENT PLAN

2010 Restatement

The Eaton Personal Investment Plan, presently maintained under an amended and restated document made effective January 1, 2010 (the “Plan”), as amended, is hereby further amended effective as of the Merger Effective Time described in the Transaction Agreement dated May 21, 2012, as amended by Amendment No. 1 to the Transaction Agreement, dated June 22, 2012, and Amendment No. 2 to the Transaction Agreement, dated October 19, 2012, between Cooper Industries plc, Eaton Corporation, Abeiron Limited, Comdell Limited, Turlock B.V., and Turlock Corporation, in the respects hereinafter set forth.

1. The definition of “Board” in Section 1.1 of the Plan is amended to provide as follows:

The “Board” means the Board of Directors of Eaton Corporation plc.

2. The definition of “Employer Stock” in Section 1.1 of the Plan is amended to provide as follows:

“Employer Stock” shall mean ordinary shares, nominal value of $0.01 per share in Eaton Corporation plc which satisfy the definition of “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA.

3. Article XXI of the Plan is hereby amended by the addition of a new Section 21.22 to read as follows:

21.22 Issuance of Employer Stock

Notwithstanding any other provision of this Plan, (a) Eaton Corporation plc shall not be obliged to issue any shares unless at least the par value or nominal value of such newly issued share has been fully paid in advance in accordance with applicable law and (b) Eaton Corporation plc shall not be obliged to issue or deliver any shares until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee.

*            *             *

EXECUTED AT Cleveland, Ohio, this 29th day of November, 2012

EATON CORPORATION

By:

/s/ Cynthia K. Brabander

Title:

EVP & CHRO